UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

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☐	Definitive Additional Materials
☐	Soliciting material pursuant to §240.14a-12

www.bmhc.com

Building Materials Holding Corporation

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Four Embarcadero Center, Suite 3200
San Francisco, CA 94111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 1, 2007

Dear Shareholder:

You are invited to attend the 2007 Annual Meeting of Shareholders for Building Materials Holding Corporation.

Date and Time:	Tuesday, May 1, 2007, at 8:00 a.m.

Place:	Four Seasons Hotel 10600 East Crescent Moon Drive Scottsdale, Arizona, 85262

The meeting is being conducted for the following purposes:

1.	To elect directors to serve for the 2007 fiscal year and until their successors are elected. (See “Proposal 1 - Election of Board of Directors.”)

2.	To amend the 2004 Incentive and Performance Plan. (See “Proposal 2 - Amendment to the 2004 Incentive and Performance Plan.”)

3.
To ratify the selection of KPMG LLP as our Independent Registered Public Accountants for the fiscal year ended December 31, 2007. (See “Proposal 3 - Ratification of Independent Registered Public Accountants.”)

4.	To transact other business as may properly come before the meeting or any adjournment of the meeting.

Our Board of Directors has established the close of business on Wednesday, March 7, 2007, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

We hope you will be able to attend, but if you are unable to attend, we still need your vote. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but it will assure that your vote is counted if you are unable to attend the Annual Meeting.

If you plan on voting at the Annual Meeting and your shares are held by a broker, bank or other person, you must bring two additional items to the Annual Meeting: (i) a letter from the entity that confirms your beneficial ownership of shares, and (ii) a proxy issued in your name.

Your vote is important to us regardless of the number of shares you own. Please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed, postage-paid envelope or you may vote your proxy by telephone or the Internet. As a shareholder, you have a unique control number printed on your proxy card along with instructions to assist you in voting by telephone or the Internet. If you attend the Annual Meeting, you may also vote in person or by your proxy.

In an effort to reduce costs, BMHC will deliver a single proxy statement with respect to two or more security holders sharing the same address. Additional copies are available at our website www.bmhc.com or www.sec.gov.

If you have any questions, please do not hesitate to contact us at 415-627-9100.

Paul S. Street Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

San Francisco, California
March 30, 2007

Building Materials Holding Corporation

Proxy Statement

TABLE OF CONTENTS

Page
Information Concerning Voting and Solicitation		5
•	General Information
•	Date, Time and Place of Annual Meeting
•	Record Date; Shares Entitled to Vote
•	Market for BMHC’s Common Stock
•	Quorum
•	Votes Required; Abstentions; Broker Non-Votes
•	Failure to Specify Vote
•	Revocability of Proxies
•	Solicitation
•	Voting by the Internet or Telephone
•	Contacting the Board of Directors
Proposal 1		9
•	Election of Board of Directors
Proposal 2		12
•	Approval of the BMHC Amended 2004 Incentive and Performance Plan
Proposal 3		19
•	Ratification of Independent Registered Public Accountants
Corporate Governance		20
•	General
•	Director Independence
•	Committees of the Board of Directors
•	Corporate Governance Guidelines
•	Code of Ethics
Security Ownership of Certain Beneficial Owners and Management		24
•	Beneficial Ownership Table
Compensation Discussion and Analysis		26
Executive Compensation Tables		41
•	Summary Compensation
•	Supplemental All Other Compensation
•	Grants of Plan-Based Awards
•	Outstanding Equity Awards
•	Option Exercises and Stock Vested
•	Pension Benefits
•	Non-Qualified Deferred Compensation
•	Potential Payments Upon Termination or Change in Control
•	Director Compensation
Compensation Committee Report		54
Nominating and Corporate Governance Committee Report		55
Audit Committee Report		56

BUILDING MATERIALS HOLDING CORPORATION

Four Embarcadero Center, Suite 3200
San Francisco, CA 94111

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS ON
May 1, 2007

Introduction

Building Materials Holding Corporation (BMHC) is one of the largest providers of residential construction services and building products in the United States, with a focus in the western and southern states. We provide construction services and building products through our two subsidiaries, SelectBuild Construction, Inc. (SelectBuild) and BMC West Corporation (BMC West), in 16 of the top 25 single-family residential construction markets in 2006. SelectBuild provides construction services to high-volume homebuilders in key growth markets. BMC West markets and sells building materials, manufactures building components and provides construction services to professional builders and contractors through a network of 41 distribution facilities and 60 manufacturing facilities. We have increasingly focused on providing construction services and manufactured building components to our customers.

Periodic and current reports are filed with the Securities and Exchange Commission at www.sec.gov and are also available at our website www.bmhc.com.

Information Concerning Voting and Solicitation

General Information
We have sent you this Proxy Statement because BMHC’s Board of Directors would like you to vote your shares at the Annual Meeting. This Proxy Statement is designed to provide you with information to assist you in voting your shares.

The purpose of the Annual Meeting is for the holders of BMHC’s common stock to consider and vote on the following proposals:

1.	Elect directors to serve for the 2007 fiscal year and until their successors are elected.

2.	Amend the 2004 Incentive and Performance Plan.

3.	Ratify the selection of KPMG LLP as our Independent Registered Public Accountants for the 2007 fiscal year.

4.	Transact other business as may properly come before the meeting.

Date, Time and Place of Annual Meeting

Date and Time:	Tuesday, May 1, 2007, at 8:00 a.m.

Place:	Four Seasons Hotel 10600 East Crescent Moon Drive Scottsdale, Arizona, 85262

BMHC has mailed this proxy statement and accompanying proxy card on or about April 2, 2007, to all shareholders entitled to vote at the Annual Meeting.

Record Date; Shares Entitled to Vote
BMHC’s Board of Directors chose the close of business on Wednesday, March 7, 2007, as the record date (the “Record Date”) for determining BMHC’s shareholders entitled to vote at the Annual Meeting. Only the holders of record of BMHC’s common stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 7, 2007, there were 29,170,793 shares of common stock outstanding.

Market for BMHC’s Common Stock
On December 7, 2006, BMHC’s common stock moved from trading on the NASDAQ and is now listed for quotation on the New York Stock Exchange (NYSE) under the symbol “BLG.” On the Record Date, the price of BMHC’s common stock as reported by the NYSE at the close of trading was $19.89 per share.

Quorum
On the Record Date, there were 29,170,793 shares of BMHC common stock outstanding and approximately 8,994 holders of record. You are entitled to one vote for each share of common stock of BMHC that you hold as of the Record Date on each of the matters to be voted on at the Annual Meeting. You do not have cumulative voting rights. A quorum consisting of at least a majority of the outstanding shares entitled to vote as of the Record Date is necessary to hold a valid meeting. If at least 14,585,397 shares of the total 29,170,793 shares entitled to vote at the Annual Meeting are present, either in person or by proxy (card mailing, telephone or Internet), a quorum will exist. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the record owners of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

Votes Required; Abstentions; Broker Non-Votes
With respect to the election of directors, the ten nominees receiving the highest number of affirmative votes at the meeting will be elected as directors. The affirmative vote of the holders of a majority of the shares represented at the meeting (either in person or by proxy) will be required to approve the amendment to the 2004 Incentive and Performance Plan and to ratify the selection of KPMG LLP. For the proposals amending the 2004 Incentive and Performance Plan and ratifying the independent registered public accountants, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

In the absence of timely directions from their customers, brokers will generally not have the discretion to vote shares they hold in street name for their customers on “non-routine” matters. The absence of a vote with respect to any non-routine matter under these circumstances is referred to as a “broker non-vote.” Broker non-votes will not be counted for determining the number of votes cast with respect to a particular proposal and therefore will not have an effect either for or against any of the proposals.

Failure to Specify Vote
If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote them:
•	FOR all of the nominees for director,
•	FOR Amending the 2004 Incentive and Performance Plan and
•	FOR ratifying the selection of KPMG LLP as our Independent Registered Public Accountants for 2007.

Revocability of Proxies
You may revoke your proxy at any time before it is voted. You may revoke your proxy by telephone, the Internet, filing a written notice of revocation or a duly executed proxy by mail with a later date with the Secretary of BMHC at its executive office located at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

Solicitation
Copies of the solicitation materials will be sent to banks, brokerage houses, fiduciaries and custodians holding in their names the shares of BMHC’s common stock owned by others. BMHC may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. BMHC will not pay its directors, executive officers or other employees any additional compensation for this service.

Voting by the Internet or Telephone
In order to cast your vote by the Internet or telephone, follow the instructions set forth on your Proxy Card.

Contacting the Board of Directors
We have established procedures for shareholders to communicate directly with the Board of Directors. If you are a shareholder, you can contact the Board by mail at BMHC Board of Directors, Four Embarcadero Center, Suite 3200, San Francisco, CA 94111. All communications made by this means will be received by the Chairman of the Nominating and Corporate Governance Committee, or any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable. These communications will not be reviewed by other BMHC personnel other than a review by our General Counsel.

If you have concerns involving internal controls, accounting or auditing, you may use the options below to communicate with the Audit Committee of the BMHC Board of Directors.

Call the BMHC Board	Write to the BMHC Board
Toll Free (866) 262-4136	BMHC Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 ATTN: Audit Committee of the Board of Directors

All complaints, concerns or comments as to financial statements or accounting matters will be tracked and investigated in due course by the Audit Committee. All other complaints, concerns or comments will be tracked and investigated in due course by the Company’s Nominating and Corporate Governance Committee.

•	You can report your complaints, concerns or comments anonymously or confidentially.
•	If you provide us with contact information, you will receive a written acknowledgement upon receipt of your complaint, concern or comment.

Proposal 1
Election of Board of Directors

BMHC’s Board of Directors has approved the Nominating and Corporate Governance Committee’s nomination of ten people to serve as directors. Each nominee will be elected to hold office until the annual meeting of shareholders or until election of a successor, resignation or death. The Board of Directors has determined that each of the current directors and nominees, other than Mr. Mellor, is independent under NYSE listing standards and has no relationships that would interfere with the exercise of such person’s independent judgment. The authorized number of BMHC directors is from five to eleven.

If elected, each nominee has agreed to serve, and the Board has no reason to believe that any nominee will be unable to serve. If a nominee is unable to stand for election as a result of an unexpected occurrence, the Board may substitute a nominee and allocate the voted shares for another person of its choice. It is intended that the executed proxies be voted for the election of the ten nominees, unless the authority to do so is withheld. The ten nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as BMHC directors.

Robert E. Mellor - Mr. Mellor (63) became Chairman of the Board of Directors in 2002 and has been President and Chief Executive Officer since 1997. He has been a director since 1991. He was previously Of Counsel with the law firm of Gibson, Dunn & Crutcher LLP from 1990 to 1997. He is on the board of directors of Coeur d’Alene Mines Corporation, The Ryland Group and Monro Muffler Brake. He is also on the board of councilors of Save-the-Redwoods League. He does not serve on the audit committee of any of these boards. Mr. Mellor will not stand for re-election to the board of Monro Muffler Brake in 2007.

Sara L. Beckman  - Dr. Beckman (50) has served as a director since 2002. She is a member of the Operations and Information Technology Management group at the Haas School of Business at University of California - Berkeley where she has been for nearly 20 years. Her teaching and research focus on operations strategy and innovation management. She also held several corporate positions at Hewlett-Packard Company and was a consultant for Booz, Allen and Hamilton. Additionally, she consults with corporate clients on customer-focused design and innovation.

Eric S. Belsky - Dr. Belsky (46) has served as a director since 2005. He is a specialist in housing finance, economics and policy. He has nearly 20 years experience conducting research on a wide range of housing and urban topics for public and private sector organizations and clients. He currently is the Executive Director of the Joint Center for Housing Studies at Harvard University and has been for over 5 years. Since 2004, he has been a Lecturer in the Harvard Graduate School of Design. He also served as Research Director for the Millennial Housing Commission 2001-2002, a bipartisan commission appointed by the United States Congress. Dr. Belsky also serves as a director of Champion Enterprises, Inc.

James K. Jennings, Jr - Mr. Jennings (65) has served as a director since 2003. Since January 2005, Mr. Jennings has served as Executive Vice President and Secretary of both Ashbrook Simon-Hartley GP, LLC, and Ashbrook Simon-Hartley Operations GP, LLC, the general partners of limited partnerships which own the assets of a manufacturer of waste water treatment equipment with operations in the U.S., U.K. and Chile. Since October 2003, he has been Executive Vice President, Chief Financial Officer and Director of Atreides Capital, LLC, a private equity investment firm that specializes in the acquisition and operation of middle market manufacturing and distribution companies. During 2003, he served as Executive Vice President, Chief Financial Officer and Director of Consolidation Partners, LLC, a privately-held merchant banking organization. Prior to that, he served as Executive Vice President and Chief Financial Officer of Loomis, Fargo & Co. and its predecessor organization, both cash-in-transit service providers, from 1994 to January 2003.

Norman J. Metcalfe - Mr. Metcalfe (64) has served as a director since 2005. For the past 8 years he has managed his own investment and real estate business, Norman Metcalfe Consulting, Inc. He has served as Vice Chairman and Chief Financial Officer of The Irvine Company, one of the nation's largest real estate and community development companies. Mr. Metcalfe also serves on the boards of The Ryland Group and The Tejon Ranch Company.

David M. Moffett - Mr. Moffett (55) has served as a director since 2006. In February 2007, Mr. Moffett retired as Vice Chairman and Chief Financial Officer for U.S. Bancorp where he served since 1993. He was also previously the chairman of the U.S. Bancorp Asset Liability Policy Committee and a member of its Managing Committee and Credit Policy Committee.

R. Scott Morrison, Jr. - Mr. Morrison (67) has served as a director since 2004. For over 5 years he has been the owner and President of Morrison Properties, a real estate development firm, and a partner in City Center Business Offices, a company that rents business suites on a short-term basis and is based in Fort Lauderdale, Florida. He is formerly a partner and divisional President for Florida based Arvida Corporation, a real estate firm. Mr. Morrison is also a development principal in the Boca Raton Innovation Center now known as the Florida Atlantic Research Park. Mr. Morrison was also a limited partner in Memphis Prince, L.P., d/b/a Audubon Park Place, which owns a 120 unit apartment building in Memphis, Tennessee, until 2005 when it was sold and he served as the President of the general partner, RSM II, Inc, until 2005 when it was dissolved. The limited partnership filed for protection under Chapter 11 of the federal bankruptcy laws in late 2003 and the court approved a reorganization plan late in 2004.

Peter S. O’Neill - Mr. O’Neill (69) has served as a director since 1993. In 1979, he founded O’Neill Enterprises, LLC., a residential development and homebuilding company. Since 2003, he has served as chairman of PON, LLC and related companies, a residential real estate firm. Mr. O’Neill serves on the Board of Trustees and as a member of the Governance Committee for Albertson College of Idaho. He is a member of the Urban Land Institute and is currently serving as a director of IDACORP and Idaho Power Company.

Richard G. Reiten - Mr. Reiten (67) has served as a director since 2001. He has been a director for Northwest Natural Gas since 1996 and was Chairman of the Board from 2000 to 2005 and recently re-appointed the Chairman of the Board in 2006. Mr. Reiten was also President and CEO from 1997 to 2002 and President and COO in 1996 of Northwest Natural Gas. He is a director of U.S. Bancorp, IDACORP and National Fuel and Gas. Mr. Reiten is past Chairman of the Board for the American Gas Association and serves on the board of the Associated Electric & Gas Insurance Services Limited. He is also a trustee of the Board of The Nature Conservancy of Oregon, the Oregon Business Council and the Oregon Community Foundation.

Norman R. Walker - Mr. Walker (63) is nominated by the Nominating and Corporate Governance Committee for election to the board for the first time and was appointed as a director in September 2006. He is a retired partner of PricewaterhouseCoopers LLP (PwC), a position held for more than 26 years. He most recently served as a National Risk Management Partner, Audit and Business Advisory Services from 1992 to 2003 with PwC and is currently the Chief Financial Officer of the Diocese of Bridgeport in Connecticut. Mr. Walker’s professional and business activities also include serving as Chairman of the Ethics Division Technical Standards Committee of the American Institute of Certified Public Accountants, President of PricewaterhouseCoopers LLP Foundation and Chair and President of the University of Oregon Foundation Board of Trustees. He is currently an Emeritus Trustee of the University of Oregon Foundation, member of the Business Advisory Council of Lundquist College of Business at the University of Oregon, and a Trustee of the Bank Street College in New York.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Proposal 2

Approval of the Building Materials Holding Corporation
Amended 2004 Incentive and Performance Plan

On February 20, 2007, the Board of Directors unanimously adopted amendments to the 2004 Incentive and Performance Plan (the "Plan"), subject to approval by the Company’s shareholders at the 2007 Annual Meeting. The Board believes that the Plan promotes the long term interest of the Company and its shareholders by strengthening the Company’s ability to attract, retain and motivate its employees, directors, independent contractors and consultants by providing for or increasing their proprietary interests in the Company. As discussed in more detail below, the amendments to the Plan being submitted to shareholders are intended to allow the Company's objectives for the Plan to be accomplished at a lower after-tax cost to the Company than would be the case if these amendments are not approved by the Company's shareholders. The Plan originally was adopted by the Board of Directors in February 2004 and approved by the Company’s shareholders on May 4, 2004.

Description of Proposed Changes to the Plan
The following are the primary changes that are being proposed to the Plan:
•	increasing from $1,500,000 to $5,000,000 the dollar limit on total cash-based annual incentive compensation that can be paid to an individual under the Plan in a calendar year;
•	eliminating the 200% of salary limit on these cash-based annual incentive awards; and
•	clarifying that this $5,000,000 limit does not include any income recognized in connection with stock options and stock appreciation rights.

The purpose of these amendments is to provide that the Company's cash-based and stock-based incentive compensation awards will not be rendered non-deductible under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). One of the requirements of Section 162(m) is that amendments which may potentially increase the amount of performance-based compensation payable under incentive plans such as the Plan obtain the approval of shareholders.

We believe that the changes being proposed are consistent with similar plans adopted by the peer group of companies that the Compensation Committee uses for compensation comparison purposes. When the Plan was originally adopted, the Company’s 2003 annual sales were approximately $1.4 billion and now are approximately $3.2 billion. This increase in size and performance has led to increases in compensation of key employees and the reason for the proposed amendments is to allow payment made under the Plan to be deductible under Section 162(m).

The other material features of the Plan generally remain the same as previously approved by the shareholders, although all references to a number of shares in the Plan have been adjusted to reflect the two-for-one split in the Company's common stock effected in February 2006. For instance, the maximum number of shares of common stock that may be granted to any individual in a single calendar year was not changed. This limit remains at 400,000 shares, reflecting the February 2006 two-for-one split. If the shareholders do not approve these proposed changes they will not take effect, but the Plan without those listed changes will continue to remain in existence and operate according to its terms. In order for the revisions to the Plan to take effect, they must be approved by shareholders at the 2007 Annual Meeting.

Section 162(m) of the Code
The Board of Directors believes that it is in the best interests of the Company and its shareholders to provide for an incentive plan under which both cash-based and stock-based compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan (including the proposed amendments) has been structured in a manner such that, if approved by shareholders, awards under the Plan can satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s Chief Executive Officer or any of the Company’s four other most highly compensated executive officers, such compensation must qualify as "performance-based compensation." One of the requirements to qualify as "performance-based compensation" is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m), the material terms include (i) the class or classes of employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee if the performance goals are achieved. Each of these material terms is described in greater detail in the following summary of the Plan in the section titled "Summary of the Plan" and shareholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m). The amendments to the Plan involve a change in the maximum amount of cash-based incentive compensation payable to an employee in a single calendar year under the Plan. No changes have been made to the other material terms of the performance goals. Shareholder approval of the proposed amendments to the Plan also will constitute approval of the material terms of the Plan for purposes of Section 162(m).

Summary of the Plan
The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix 1 to this Proxy Statement and is incorporated herein by reference. In the case of any inconsistency between this summary and the Plan, the Plan document will govern. Please refer to Appendix 1 for more detailed information.

Administration
The Plan will be administered by the Compensation Committee of the Board (the "Committee"), which consists entirely of "independent directors" (as determined in accordance with Section 303A.02 of the New York Stock Exchange listing standards). With respect to awards intended to qualify as "performance-based compensation" under Section 162(m), the Committee will consist solely of "outside directors" (as determined in accordance with the regulations under Section 162(m)). Subject to the provisions of the Plan, the Committee has broad authority, among other things to:
•	adopt, amend and rescind rules relating to the Plan;
•	select the eligible persons to whom awards may from time to time be granted under the Plan;

•	determine the terms and conditions of and the number of shares of common stock to be covered by each award granted under the Plan;
•	accelerate the exercisability of awards;
•
make appropriate and proportionate adjustments in the number, exercise price and type of securities subject to outstanding awards to reflect a reorganization, merger, recapitalization and the like of the Company; and

•	interpret and construe the Plan and the terms and conditions of awards.

Eligibility
Any employee, director, independent contractor or consultant of the Company or any of its direct or indirect subsidiaries, or any of its affiliates is eligible to be considered for an award under the Plan. Currently executive officers, approximately 125 key employees and non-employee directors are eligible to receive such awards.

Shares Subject to the Plan and Individual Limit
Subject to adjustment in the event of stock splits, stock dividends and the like, the maximum number of shares of Common Stock that may be subject to awards made under the Plan is 2,400,000. The maximum number of shares of common stock that can be granted to any one participant in a year pursuant to awards under the Plan is 400,000, and this limit shall be adjusted in the same fashion as the total number of shares of common stock issuable under the Plan.

If an award (or a portion of an award) expires or becomes unexercisable without having been exercised in full, or is surrendered or exchanged, the unissued shares of common stock that were covered by the award shall become available for future grant under the Plan. Shares of common stock that actually are issued under the Plan can be made subject to awards only if they are repurchased by the Company at their original purchase price.

Types of Awards
The following types of awards may be granted under the Plan:

•	Stock Options
Incentive stock options, or ISOs, and nonqualified stock options, or NSOs, to purchase shares of common stock may be granted under the Plan. For each option, the Committee determines the exercise price (not less than the fair market value of the common stock on the date the option is granted), the term of the option (not more than seven years from the date the option is granted) and the date or dates on which the option becomes exercisable (generally, one-third per year over three years for employees). Participants may pay the exercise price for shares purchased under an option using any lawful method permitted by the Committee.

•	Stock Appreciation Rights
Upon the exercise of a stock appreciation right, or SAR, the holder is entitled to receive payment in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the grant price of the SAR. A SAR may be granted in tandem with an option or other award under the Plan, or alone ("freestanding"). Payment to the participant upon exercise of a SAR may be made in cash, stock, or a combination of cash and stock. The exercise price of a SAR granted in tandem with an option is the exercise price of the related option, and the exercise price of a freestanding SAR may not be less than the fair market value of the common stock on the date the SAR is granted. The plan administrator may determine the terms and conditions upon which SARs may be exercised, but in general, a SAR granted in tandem with an option will be subject to terms and conditions similar to those applicable to the related option, and exercise of either the SAR or the option will cause the cancellation of the other.

•	Restricted Stock
Restricted stock is common stock issued with the restriction (among other possible restrictions) that the holder cannot sell, transfer, pledge or assign his or her shares until the restrictions have lapsed on the date or dates specified in the award. The Committee determines the consideration, if any, to be paid by the participant in exchange for restricted stock. Unless otherwise determined by the Committee, if the holder of restricted stock terminates employment while the restrictions still are applicable, he or she will forfeit such shares. In the event of death or disability, vesting of restricted shares is prorated. Also, if a participant meets certain retirement criteria, vesting of shares is accelerated. The minimum period during which restrictions would apply to restricted stock that is not subject to performance conditions is three years, except that a restricted period of less than three years can be approved for awards of up to 10,000 shares of restricted stock. Awards of restricted stock may not exceed 25% of the number of shares subject to awards granted under the Plan in any calendar year.

•	Other Stock Unit Awards
Other awards of shares of common stock or awards that are valued in whole or in part by reference to shares of common stock (collectively, "Other Stock Unit Awards") may be granted under the Plan. The terms and conditions of Other Stock Unit Awards are set by the Committee, and such awards may be paid in cash, stock, or a combination.

•	Non-Discretionary Grants to Non-Employee Directors
Non-employee directors each receive an annual grant of common stock with a value of $50,000.

Annual Incentive Awards
Annual incentive awards are granted to executives and key employees of the Company upon the attainment of performance goals set in advance by the Committee. These awards generally are based on a percentage of salary. To the extent that annual incentive awards granted to any one participant are intended to comply with Section 162(m), they cannot, when combined with other "performance-based compensation," (excluding compensation received pursuant to an option or SAR granted under the Plan) exceed $5,000,000 in a calendar year (assuming the amendments to the Plan are approved).

Performance Conditions
Any type of award (except options or SARs) granted under the Plan can be made subject to the attainment of performance goals in order to qualify as "performance-based compensation" within the meaning of Section 162(m). The Committee generally establishes these goals in writing within the first 90 days of each year. Performance goals can be based on one or any combination of the following business criteria of the Company or a subsidiary or business unit of the Company: revenue; net income or net income per share; return on sales; return on assets; return on shareholders' equity; cash flow; economic value added; cumulative operating income; return on investment; total shareholders' return; cost reductions; or achievement of environmental and health and safety goals of the Company or a subsidiary or business unit of the Company. Awards granted to any one participant intending to qualify as "performance-based compensation" cannot, when combined with other "performance-based compensation," (excluding compensation received pursuant to an option or SAR granted under the Plan) exceed $5,000,000 in a calendar year.

The Committee may not increase the amount payable pursuant to, or waive the attainment of the performance goals applicable to, an award that is made subject to performance conditions and is intended to qualify as "performance-based compensation" within the meaning of Section 162(m).

Amendment and Termination
The Board of Directors may amend or terminate the Plan at any time, except that no amendment or termination can deprive a participant of his or her rights under an award already issued without that participant's consent. Also, to the extent required by law, regulation or stock exchange rule, shareholder approval will be required for certain amendments to the Plan.

Term
No awards can be granted under the Plan after February 10, 2011. Although shares of common stock may be issued after February 10, 2011 pursuant to awards made on or prior to that date, no shares of common stock may be issued under the Plan after February 10, 2018.

U.S. Federal Income Tax Consequences
The following discussion covers some of the United States federal income tax consequences of awards that may be granted under the Plan. It is a summary only. Participants in the Plan or other persons interested in the tax consequences of awards under the Plan should consult their tax advisor.

Stock Options
A participant will not recognize taxable income upon the grant of a NSO. Upon the exercise of a NSO, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price. In general, a participant granted an ISO has no income tax consequences at the time of grant or exercise (except for purposes of computing liability for alternative minimum tax, if any) and the Company is not entitled to take a deduction. Upon sale of the underlying stock after satisfying applicable holding period requirements, any amount realized in excess of the exercise price paid will be taxed to the participant as a capital gain. If the holding period is not satisfied, the participant will realize ordinary income equal to the difference between the fair market value of the common stock at the time of exercise and the exercise price, and also will realize a capital gain (if any) equal to the difference between the participant's basis in the option shares (the exercise price plus any amount recognized as income) and the sale price. The Company also will be entitled to a deduction in the amount of ordinary income realized by the participant.

Stock Appreciation Rights
A participant will not recognize taxable income upon the grant of a SAR. Upon the exercise of an SAR, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Restricted Stock
A participant generally will recognize taxable ordinary income when the restricted stock ceases to be subject to restrictions in an amount equal to the fair market value of the shares at such time, unless the participant elects under Section 83(b) of the Internal Revenue Code, within 30 days of receipt of the restricted stock, to recognize ordinary income at the time of receipt. If the election is made, then on the date the restrictions are removed, the holder generally will not recognize income. Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income, the holder will recognize a capital gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's basis in the shares. The holder's basis generally will equal the fair market value of the shares at the time the restrictions were removed or, in the case of a Section 83(b) election, the fair market value of the shares on the date of grant. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Dividends paid with respect to shares of restricted stock generally will be taxable to the participant at the time the dividends are received.

Other Stock Unit Awards
The tax treatment of other types of awards will depend on whether property (such as shares) or a mere right to receive payment (such as units) is transferred pursuant to such awards, and whether or not the awards are restricted.

Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will, in certain circumstances, result in the recognition of income with respect to such shares and may constitute a disposition for purposes of the ISO holding period.

Withholding Tax
The Company is entitled to withhold any required tax in connection with the exercise or payment of an award or grant, and may require the participant to pay such tax as a condition to the exercise of an award.

Parachute Payments
The terms of the agreements or other documents pursuant to which specific awards are made under the Plan may provide for accelerated vesting or payment of an award in connection with a change of control. In that event and depending on the individual circumstances of the participant, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Internal Revenue Code. Pursuant to these provisions, a participant will be subject to a nondeductible 20% excise tax on any "excess parachute payments," and the Company will be denied any deduction with respect to such payments.

Awards Granted to Certain Individuals and Groups
The number of stock options, SARs, shares of restricted stock, Other Stock Unit Awards and Annual Incentive Awards (if any) that an employee may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance.

Vote Required
The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for approval of the proposed amendments to the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

Proposal 3

Ratification of Independent Registered Public Accountants

The Audit Committee of the Board of Directors has selected KPMG LLP as our Independent Registered Public Accountants for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of Independent Registered Public Accountants for ratification by shareholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

Shareholder ratification of the selection of KPMG LLP as the Company’s Independent Registered Public Accountants is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different Independent Registered Public Accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares represented at the meeting will be required to ratify the selection of KPMG LLP. As a result, all shares represented at the meeting but not voted and all shares voted to abstain have the effect of negative votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

Corporate Governance

General
BMHC has long believed that good corporate governance is critical to ensuring that the Company is managed for the benefit of its shareholders. BMHC, through its Nominating and Corporate Governance Committee, benchmarks its corporate governance policies and practices to those suggested by various authorities and to the practices of other companies. The Company also monitors its compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the listing standards of NYSE.

During 2006, the following actions were taken:
•	The Board analyzed its independence.
•	Each Committee reviewed its charter and in all cases amended the charter.
•	Each Committee reviewed its activities and its charter to ensure that all assigned matters were acted upon.
•	The Board conducted a new director orientation program for two new directors.
•	Certain members of the Board participated in Institutional Shareholder Services certified education programs.

During the fiscal year ended December 31, 2006, the Board of Directors met ten times. All directors attended the annual meeting and at least 75% of all Board meetings and the meetings of committees on which they served during the year. The Corporate Governance Guidelines encourage all directors to attend the annual meeting.

BMHC has a presiding director who presides over each executive committee session. At each annual meeting, this presiding director rotates between the committee chairs. Peter S. O’Neill is currently the presiding director and the new presiding director will be elected following the annual meeting. All independent directors meet in executive session during each quarterly meeting.

Interested parties may contact the presiding director by mail at:

BMHC Board of Directors, Presiding Director Four Embarcadero Center, Suite 3200 San Francisco, CA 94111

Director Independence
In accordance with SEC rules and New York Stock Exchange listing standards, the Board determines the independence of each director and nominee for election as a director. At its meeting held on February 20, 2007, the Board determined that each of the following non-employee directors is independent:
• Sara L. Beckman	• R. Scott Morrison, Jr.
• Eric S. Belsky	• Peter S. O’Neill
• James K. Jennings, Jr.	• Richard G. Reiten
• Norman J. Metcalfe	• Norman R. Walker
• David M. Moffett

The Board did not consider any transactions, relationships or arrangements in determining the independence of such individual, except:
•	as described in the section “Certain Relationships and Related Party Transactions”,
•	a charitable contribution made by BMHC to an organization of which Mr. Belsky is the executive director and
•	R. Scott Morrison, Jr.’s son became employed by BMC West in a non-executive role in January 2007.

Robert E. Mellor, the President and Chief Executive Officer of the Company, is not an independent director.

Committees of the Board of Directors
The Board of Directors has an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Corporate Governance Committee. All committees are composed entirely of independent directors under NYSE listing standards. Each committee charter is available on the Company’s website at www.bmhc.com under Investor Information/Corporate Governance and printed copies are available to any shareholder upon request.

Audit Committee

Number of Members: 4	Functions:
• Review and approve the Company’s public financial reports and other financial information
Members: James K. Jennings, Jr., Chair Sara L. Beckman Norman J. Metcalfe Norman R. Walker	• Select and monitor the performance of the Company’s Independent Registered Public Accountants • Additional functions as described in the Audit Committee Charter (See Appendix 2)

Number of Meetings in 2006: 9

Compensation Committee

Number of Members: 4	Functions:
• Review and establish compensation for executives and key employees of the Company
Members: R. Scott Morrison, Jr., Chair Sara L. Beckman	• Additional function as described in the Compensation Committee Charter (See Appendix 3)
David M. Moffett Peter S. O’Neill	The Board has designated Mr. Jennings as the financial expert for the Audit Committee.

Number of Meetings in 2006: 9

Finance Committee

Number of Members: 5	Functions:
• Review Investor Relations programs and capital structure of the Company
Members: Richard G. Reiten, Chair Eric S. Belsky James K. Jennings, Jr.	• Additional functions as described in the Finance Committee Charter (See Appendix 4)
Norman J. Metcalfe
David M. Moffett

Number of Meetings in 2006: 5

Nominating and Corporate Governance Committee

Number of Members: 4	Functions:
• Identify, screen and recommend qualified candidates to serve as directors of the Company
Members: Peter S. O’Neill, Chair Eric S. Belsky R. Scott Morrison, Jr. Norman R. Walker	• Administer the corporate governance policies of the Compan • Additional functions as described in the Nominating and Corporate Governance Committee Charter (See Appendix 5)

Number of Meetings in 2006: 4

Corporate Governance Guidelines
The Board adopted and follows Guidelines on Corporate Governance. These Guidelines are available on the Company’s website at www.bmhc.com under Investor Information/Corporate Governance and printed copies are available to any shareholder upon request.

The Guidelines, in part, provide as follows:
•	All Directors stand for election each year.
•	All members of the Audit, Compensation, Finance and Nominating and Corporate Governance Committees are independent directors.
•	The Board and its committees have developed a process for annual self-assessment and have conducted assessments.
•	The Board meets in executive session to conduct a formal evaluation of the chief executive officer.
•	The Board confers with the chief executive officer regarding succession planning and management development.
•	Independent directors meet in executive session on a regular basis.

The Audit Committee meets in executive session with our internal auditors, external accountants, general counsel and chief financial officer. All committees conduct self-evaluations each year.

Code of Ethics
We have three separate Codes of Conduct:
•	Code of Business Conduct and Ethics for members of the board of directors,
•	Code of Ethics for Executive Officers including the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Financial Directors, Controllers and
•	Code of Business Conduct for all employees.

Each of the Codes requires covered persons to act with honesty and integrity, avoiding actual or apparent conflicts of interest and, among other things, that covered employees take all steps necessary to provide reasonable assurance that the financial and other information provided to shareholders and others is accurate, complete and understandable. Each Code can be found on the Company’s website under Investor Information/Corporate Governance and a printed copy is available to any shareholder upon request.

Security Ownership of Certain Beneficial Owners and Management

The following table displays ownership of our common shares by beneficial owners, named executive officers and directors. Beneficial shareholders are those owning more than 5% of our common shares as determined by information provided to us and reported to the Security and Exchange Commission. The percentage of share ownership is based on 29,170,793 shares outstanding as of March 7, 2007. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in the table has sole voting and investment power.

Beneficial Ownership Table

Beneficial Owners:	Shares		As a Percent of Shares Outstanding

FMR Corp	4,353,174	(1)	14.9%
82 Devonshire Street
Boston, MA 02109

Barclays Global Investors, NA	2,402,267	(2)	8.2%
45 Fremont Street
San Francisco, CA 94105

Officers: (3),(4),(5)

Robert E. Mellor - Chairman of the Board, President and Chief Executive Officer	1,282,704		4.4%

William M. Smartt - Senior Vice President, Chief Financial Officer	65,334		*

Paul S. Street - Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	225,841		*

Michael D. Mahre - Senior Vice President, Corporate Development; President and Chief Executive Officer - SelectBuild	199,897		*

Stanley M. Wilson - Senior Vice President; President and Chief Executive Officer - BMC West	217,609		*

Directors:

Sara L. Beckman	18,653		*

Eric S. Belsky	1,519		*

James K. Jennings, Jr.	17,100		*

Norman J. Metcalfe	7,519		*

David M. Moffett	1,500		*

R. Scott Morrison, Jr.	26,700		*

Peter S. O’Neill	41,996		*

Richard G. Reiten	32,809		*

Norman R. Walker	—		—

All directors and executive officers as a group (14 persons):	2,139,181		7.3%

*	Represents holdings of less than 1%.

(1)	Based on the Schedule 13G filed by FMR Corp with the SEC on February 14, 2007. Includes sole dispositive power over 4,353,174 shares and sole voting power over 1,994,706 shares.

(2)	Based on the Schedule 13G filed by Barclays Global Investor with the SEC on January 23, 2007. Includes sole dispositive power over 2,402,267 shares and sole voting power over 2,304,725 shares.

(3)	Includes the following shares purchased through BMHC’s 401(k) Plan and held indirectly during 2006: Mr. Mellor, 870; Mr. Smartt, 0; Mr. Street, 251; Mr. Mahre, 0; and Mr. Wilson, 1,943.

(4)
Includes the following shares that certain BMHC directors and named executive officers have the right to acquire within 60 days after the date of this table pursuant to outstanding options: Mr. Mellor, 1,028,334; Mr. Smartt, 45,334; Mr. Street, 142,897; Mr. Mahre, 177,897; and Mr. Wilson, 172,375. All directors and executive officers as a group have the right to acquire within 60 days after the date of this table pursuant to outstanding share options of 1,566,837.

(5)	Includes the following restricted shares: Mr. Mellor, 100,000; Mr. Smartt, 20,000; Mr. Street, 20,000; Mr. Mahre, 22,000; and Mr. Wilson, 22,000.

Compensation Discussion and Analysis

Building Materials Holding Corporation is a holding company with two separately managed operating segments: SelectBuild and BMC West. Our Compensation Committee of the Board of Directors oversees the compensation plans of the holding company and operating segments.

The Compensation Committee is composed of four independent directors and is charged by the Board with overseeing our compensation philosophy. The Committee recommends the annual and long-term compensation plans and programs for key employees, including our named executive officers: chief executive officer, chief financial officer and three most highly compensated executive officers (executives) to our Board of Directors for approval. Compensation for our executives includes base salary, incentive compensation and equity incentive compensation as well as retirement and other benefits.

We have designed our incentive-based (annual incentive, long-term incentive and equity incentive) compensation plans to align with shareholder value and attract, retain and reward executives and key employees when we are successful. We believe our incentive-based compensation was a significant factor in achieving our second best operating results in 2006.

Compensation Philosophy
Our executive compensation program is designed to attract, retain and reward the executives responsible for the achievement of our business objectives. Our executive compensation philosophy is to reward achievement of specific annual, long-term and strategic goals that align with improving shareholder value.

The primary tools for measuring the achievement of business goals for annual and long-term incentive compensation are the two performance factors of profitability and efficient use of capital. To promote operating synergies amongst the holding company and operating segments, incentive-based compensation for our executives includes performance factors for both the holding company and our operating segments of SelectBuild and BMC West. Accordingly, the portion of incentive-based compensation will vary depending upon the underlying financial performance factors of the holding company and operating segments.

Our named executive officers (executives) are:
Building Materials Holding Corporation
•	Robert E. Mellor - President and Chief Executive Officer
•	William M. Smartt - Senior Vice President and Chief Financial Officer
•	Paul S. Street - Senior Vice President and Chief Administrative Officer, General Counsel and Corporate Secretary
Operating segments
•	Michael D. Mahre - Senior Vice President and Chief Executive Officer, SelectBuild
•	Stanley M. Wilson - Senior Vice President and Chief Executive Officer, BMC West

Our policy is to provide compensation that is competitive with our peers for comparable work and performance. The Committee retained a compensation consultant, Mercer, Human Resource Consulting, to assist, among other things, in establishing annual compensation levels for executives. The compensation consultant assists the Committee in identifying a peer group that is used to benchmark compensation components and levels. The consultant provides analysis of a peer group’s base salaries and total direct compensation compared to compensation of our executives. The consultant’s review also includes an analysis of relative financial performance of the group of companies compared to our financial performance.

The peer group is reviewed and updated annually and consists of companies against which we compete for talent and shareholder investment. The peer group index is composed of companies that reflect homebuilding, construction services and building products as follows:

• Avatar Holdings Inc.	• Lennar Corp.	• Simpson Manufacturing Co. Inc.
• Beazer Homes USA	• Masco Corp.	• Standard Pacific Corp.
• Builders FirstSource	• Meritage Homes Corp.	• Toll Brothers Inc.
• Brookfield Homes	• MDC Holdings Inc.	• Universal Forest Products, Inc.
• D.R. Horton Inc.	• NVR Inc.	• USG Corp. RT
• KB Home	• Ryland Group Inc.

We compete with many large companies for top-level talent and require skills specific to our construction services and building products businesses. Accordingly, the Committee generally sets compensation for executives and key employees at the 50th to 75th percentile of compensation paid to similar executives comprising the peer group. Variations may occur as a result of an individual’s experience and other market factors. Additionally, the portion of incentive-based compensation will vary depending upon the underlying financial performance factors.

The Committee reviews comprehensive tally sheets for executives and key employees that detail all components of compensation and retirement throughout performance cycles. Tally sheets summarize compensation packages, including past and present equity grants and potential retirement and change-in-control benefits in addition to base salary and incentive compensation. Tally sheets allow the Committee to benchmark all components of compensation in light of the overall philosophy.

Our Chief Executive Officer reviews the annual performance of each executive officer. The performance of our Chief Executive Officer is reviewed by the Committee. The conclusions and recommendations based on these performance reviews, including salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Components of Compensation
Annual compensation for our executives consists of three principal elements: base salary, incentive compensation and equity compensation. Other benefits include deferred compensation (defined contribution (401(k)) and deferred compensation), supplemental retirement and change-in-control benefits as well as medical, dental and vision insurance, various other insurances and employee share purchase programs.

Base Salary
Base salary ranges for executives are based on responsibility and peer group and market data. Base salaries are designed so that salary opportunities will be at the 50th to 75th percentile of the base salary range. Our review of base salaries for executives includes:
•	peer group data provided by our compensation consultant,
•	industry surveys,
•	review of the compensation, both individually and relative to our other executives and
•	performance of the executive.

Base salary ranges are reviewed in February each year as well as upon changes in responsibility.

Incentive Compensation
Our incentive plans are designed to incorporate accountability, impact the performance factors that create shareholder value and maintain continuity of key employees, including our executives. Accordingly, these plans range from annual (short-term) to three years (medium-term). Target award opportunities are established as a percent of base salary and range from 0% to 200% for our executives. Incentive compensation will vary depending upon the actual underlying financial performance factors.

Each February, the Committee considers our cash incentive programs and the eligible employees. The Committee establishes minimum, target and in some cases, maximum levels for each performance factor of the incentive programs in light of business conditions and our strategic goals. In general, incentive compensation emphasizes reasonable growth through profitability and efficient use of capital. Capital invested is adjusted for operating leases in order to match the profitability and capital at work. At the time performance factors are established, the Committee sets thresholds it believes are a reasonable challenge and achievable.

To motivate as well as recognize high-performance, the following cash incentive programs were developed:

•	Annual Incentive
Annual incentive compensation is a cash-based, pay-for-performance plan for executives and key employees. Annual incentive plans include:
	▪	BMHC Annual Incentive Plan - an incentive plan for executives and key employees with holding company responsibility
	▪	Segment Annual Incentive Plans - incentive plans for executives and key employees with operating segment responsibility

The incentive plan for executives and key employees with holding company responsibility is based on performance factors for the holding company as a whole. Incentive plans for our operating segments are based on performance factors for the particular segment, however these plans also include a holding company performance factor to promote operating synergies.

Cash payments are made in two installments:
▪ August, based on actual performance factors through June and forecasted performance factors through December and
▪ February, based on actual performance factors as of December.

Due to the estimates inherent in forecasting the remaining six-month operating performance, cash payments made in August are limited to 75% of actual performance through June.

Interim cash payments are not made to our executives and certain key employees to ensure performance and continuity throughout the plan cycle. Cash payments are made to our executives and certain key employees in February.

Cash payments may be deferred to deferred compensation plans for eligible employees. Participants must be active employees as of the end of June and December to receive an annual incentive award, except in the case of death, disability, retirement after age 55 with 10 years of service or change in control.

Annual incentive plans are as follows:

▪	BMHC Annual Incentive Plan
The annual incentive compensation formula for executives and key managers with holding company responsibility, including Mr. Mellor, Mr. Smartt and Mr. Street, has the following components:

For 2006, the performance factors had the following weighting:
✓	70% for EBITDA and
✓	30% for RONI.

Minimum thresholds for EBITDA and RONI performance factors were established and no amount was paid for a performance factor if the minimum threshold was not met. The performance factors were not capped, however potential payout increases at a lesser rate if target is exceeded.

Based on our 2006 performance, annual incentive compensation of an average of 116% of base salary was paid to Mr. Mellor, Mr. Street and Mr. Smartt.

Over the past 5 years, our financial performance has been in excess of the target 2 times. Target award opportunities over the past 5 years have ranged from 59% to 173% with an average of 118% of base salary paid to Mr. Mellor, Mr. Smartt and Mr. Street.

▪	SelectBuild Annual Incentive Plan
The annual incentive compensation formula for Mr. Mahre and key employees of SelectBuild is based on SelectBuild’s operating performance. Additionally, Mr. Mahre’s incentive compensation formula includes BMHC’s overall operating performance to promote operating synergies throughout the holding company. The formula has the following components:

For 2006, performance factors determined a pool of funds that were allocated to employees based on a pre-determined formula. The pool of funds was not capped.

Based on our 2006 performance, annual incentive compensation of 298% of base salary was paid to Mr. Mahre.

This plan has been in place for two years. Over the past 2 years, an average of $4.6 million has been determined as a pool of funds which is then allocated to employees based on pre-determined formulas. Given the execution of the acquisition strategy and financial performance of the SelectBuild segment, an average of 437% of base salary was paid to Mr. Mahre over the past 2 years.

▪	BMC West Annual Incentive Plan
The annual incentive compensation formula for Mr. Wilson and key employees with BMC West is based on BMC West and specific business unit operating performance. Additionally, Mr. Wilson’s incentive compensation formula includes BMHC’s overall operating performance to promote operating synergies throughout the holding company. The formula has the following components:

For 2006, the performance factors had the following weighting:
✓	33% for BMHC EBITDA,
✓	33% for BMC West EBITA and
✓	33% for BMC West RONI.

Minimum thresholds for EBITDA, EBITA and RONI performance factors were established and no amount was paid for a performance factor if the minimum threshold was not met. The performance factors were not capped, however potential payout increases at a lesser rate if target is exceeded.

Based on our 2006 performance, annual incentive compensation of 122% of base salary was paid to Mr. Wilson.

Over the past 5 years, BMC West’s financial performance has been in excess of the target 2 times. Target award opportunities over the past 5 years have ranged from 67% to 180% with an average of 131% of base salary paid to Mr. Wilson.

▪	Discretionary
Discretionary pools of funds are also provided for in the annual incentive compensation plans and may be awarded by the chief executive officers of BMHC, SelectBuild and BMC West with the approval of the Committee. Additionally, the Committee may award our executives this discretionary compensation as circumstances and performance may warrant.

Mr. Mellor is not eligible for and was not paid a discretionary bonus for 2006. Due to our second most successful operating performance for 2006, a discretionary bonus of 8% of base salary was paid to Mr. Smartt and Mr. Street and 13% of base salary was paid to Mr. Mahre and Mr. Wilson.

Discretionary pools of funds over the past 5 years have been $0.4 million to $1.5 million with an average of 13% of base salary paid to our executives.

•	Long-Term Incentives
Our Long-Term Incentive Plan (LTIP) is a cash-based, pay-for-performance, multi-year incentive plan that was implemented in January 2001 and applies to executives and key employees. Our LTIP is intended to encourage continuous improvement in long-term financial performance. The following cycles are in effect:
▪	first three-year cycle started January 2005 and will conclude December 2007
▪	second three-year cycle started January 2006 and will conclude December 2008

Participation in LTIP is limited to executives and key employees (approximately 220 participants, including our named executive officers). The incentive plan for executives and key employees with holding company responsibility is based on performance factors for the holding company as a whole. Incentive plans for our operating segments are based on performance factors for the particular segment.

Participants must be active employees through the end of the respective cycle and the February payout date to receive an LTIP payment, except in the case of death, disability, retirement after age 55 with 5 years of service or change in control. Cash payments are made in February following the end of the applicable three-year cycle. Cash payments may be deferred to deferred compensation plans for eligible employees.

Long-term incentive plans are as follows:

▪	BMHC LTIP
The LTIP formula for Mr. Mellor, Mr. Smartt, Mr. Street, Mr. Mahre and Mr. Wilson as well as key employees with holding company responsibility has the following components:

Minimum, target and maximum thresholds at the end of the three-year cycle for the EBITDA and ROCE performance factors were established and no amount was paid for a performance factor if the minimum threshold was not met. The performance factors are weighted at 50%. The resulting incentive compensation was capped at 200% of the target threshold.

By combining these performance factors, LTIP emphasizes the importance of balancing growth through profitability and efficient use of capital. While LTIP is not tied directly to the price of our shares, the progress made with respect to these two performance factors is generally expected to equate to value created for shareholders. Minimum, target and maximum thresholds for the applicable three-year cycle are established by the Committee.

To foster growth throughout the three-year cycle, thresholds for performance factors were based on a three-year accumulation and three-year average for the cycles started on January 2005 and January 2006. No incentive compensation is paid if the minimum threshold of a performance factor is not achieved. The resulting incentive compensation is capped at 200% of the target threshold.

For the 2004-2006 cycle, the maximum EBITDA and maximum ROCE were achieved. Over the past 4 years, our financial performance has been in excess of the target 3 times. Target award opportunities over the past 4 years have ranged from 38% to 200% with an average of 143% of base salary for our executives.

▪	SelectBuild and BMC West LTIP
The LTIP formula for key employees of our operating segments is based on the particular segment’s operating performance. Our executives do not participate in the SelectBuild and BMC West LTIPs. Similarly, these LTIPs emphasize the importance of balancing growth through profitability and the operating segment’s efficient use of capital. While LTIP is not tied directly to the price of our shares, the progress made with respect to these two performance factors is generally expected to equate to value created for shareholders. Minimum, target and maximum thresholds for the applicable three-year cycle are established by the Committee.

Minimum, target and maximum thresholds at the end of the three-year cycle for the performance factors were established and no amount was paid for a performance factor if the minimum threshold was not met. The resulting incentive compensation was capped at 200% of the target threshold.

For the 2004-2006 cycle, maximum earnings before interest, income taxes, depreciation and amortization and maximum return on capital employed was achieved. Over the past 3 years, our financial performance has been in excess of the target 3 times. Target award opportunities over the past 3 years have ranged from 110% to 200% with an average of 170% of base salary for key employees of our operating segments.

Equity Compensation
Share options and restricted shares are awarded to executives and key employees to:
•	enhance the link between creating shareholder value and long-term performance,
•	retain executives and key employees,
•	provide an opportunity for increased equity ownership and
•	maintain competitive levels of compensation.

Share option and restricted share awards are determined based on our peer group and market data and vary among participants based on their responsibility. Share option and restricted share awards are granted at the Committee’s regularly scheduled February meeting. Interim awards, if any, will be granted at the Committee’s regularly scheduled quarterly meetings. Each year, the dilution effect of potential awards is assessed and an allocation is recommended by the Committee and approved by our Board of Directors. The grants are allocated to executives and key employees based on their performance, compensation, responsibilities and ability to positively affect our profitability and shareholder value.

Ratable vesting periods of 3 to 4 years and exercise durations of 7 to 10 years for our share option awards motivates executives and key employees to improve our share value as well as rewards for value created throughout the exercise period. Vesting period of 3 years from the date of grant for our restricted shares similarly rewards executives and key employees for value created after the vesting period as well as provides continuity of their skills. A complement of share options and restricted shares are awarded to foster share value and participation in share value as well as retention of skills.

•	Options
Share options are awarded with exercise prices equal to the fair value of the shares on the date of grant. Share options vest ratably over 3 to 4 years from the date of grant and expire after 7 to 10 years. Vesting rights cease upon termination of employment, except in the case of attaining retirement age of 60 years with 15 years of service or change in control.

In 2006, 409,100 share options were granted to executives and key employees and 33% of these options were awarded to our executives.

•	Restricted shares
Restricted shares vest three years from the date of grant. Vesting rights cease upon termination of employment, except in the case of attaining retirement age of 60 years with 15 years of service or change in control. Holders of restricted shares retain voting rights and receive dividends during the vesting period.

In 2006, 139,000 restricted shares were granted to executives and key employees and 39% of these shares were awarded to our executives.

Equity Compensation Plan Information
The following table sets forth our common shares that may be issued upon the exercise of options and rights under all of the existing equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,916,800	$12.45	736,466
Equity compensation plans not approved by security holders	—	—	—
Total	2,916,800	$12.45	736,466

Retirement and Other Benefits
All employees may be eligible to participate in our savings and retirement plan as well as medical, dental and vision insurance, various other insurances and employee share purchase programs. Additionally, executives and key employees may participate in a deferred compensation plan, supplemental retirement plan and change-in-control benefits.

We provide defined-contribution plans of savings and retirement and deferred compensation as well as a supplemental retirement plan to assist participants in achieving their retirement goals. Deferred compensation and supplemental retirement plans are available for executives and key employees to provide an additional opportunity to save for retirement as well as a meaningful supplemental retirement benefit that enables participants to retire at age 65 with an income level of at least 60% of pre-retirement base salary after considering defined-contribution opportunities, predecessor retirement benefits and social security benefits. Matching contributions are made to the savings and retirement and deferred compensation plans based on prior funding, profitability and number of participants. These matching contributions are established at the discretion of the Committee in February.

Due to competitive pressures, we do not offer defined-benefit plans and believe our defined-contribution plans coupled with our matching contributions promote savings behavior.

Our defined-contribution plans and benefits ensure we remain competitive for employee talent. Our objective is to assist our employees in achieving their retirement goals and enhance their health and productivity.

Deferred Compensation

•	Savings and Retirement Plan
We provide a savings and retirement plan (401(k)) for salaried and certain hourly employees whereby eligible employees may contribute a percentage of their earnings to a trust. Participants may defer 1% to 50% of their eligible compensation (base salary, annual incentive and long-term incentives) subject to the limitations imposed under the Internal Revenue Code. Our matching contributions range from 50% of the first 6% to 25% of the first 4% of the participant’s contribution.

Vesting in matching contributions and related earnings/losses occurs at the rate of 20% per year of service or upon reaching age 65, death or disability.

Matching contributions of $4.5 million for 2006 were made to the trusts based on a percentage of the contributions made by participating employees. Participants may direct their contributions and matching contributions through any of the investment options offered, including self-directed brokerage accounts. Investment options are reviewed and revised quarterly by an Investment Committee comprised of management and advised by consultants.

•	Executive Deferred Compensation
We provide a deferred compensation plan for executives and key employees. The objective of the plan is to provide executives and key employees with an additional opportunity to save for their retirement. Participants may defer up to 80% of their eligible compensation (base salary, annual incentive and long-term incentives). For 2006, matching contributions for deferred compensation mirror the savings and retirement plan matching contribution percentage. Matching contributions are established at the discretion of the Committee in February.

There are no minimum or guaranteed returns. Participants may elect distribution upon reaching a specific age, number of years or separation of service. Distributions may be a lump sum payment or monthly installment over 5 to 10 years.

Matching contributions of $0.4 million for 2006 were made to the trust based on a percentage of the contributions made by participating employees. Participants may direct their contributions and matching contributions through any of the investment options offered, including our common shares.

•	Supplemental Retirement
Additionally, there is a supplemental retirement plan for executives and key employees. The objective of the plan is to provide a meaningful supplemental retirement benefit that enables participants to retire at age 65 with 30 years of service at an income level of at least 60% of pre-retirement base salary after considering deferred compensation, predecessor retirement and social security benefits.

Our Board of Directors limited the supplemental retirement benefit for Mr. Mellor to 35% of his pre-retirement base salary and annual incentive compensation.

Contributions for 2006 were 3.6% of net income and are allocated proportionately to participants based on their base salaries. Contributions are established at the discretion of the Committee in February and approved by our Board of Directors. Participants are immediately vested in the contribution.

For 2006, active participants received a guaranteed return of 7% and inactive participants received a guaranteed return from 0% to 9% based on their years of service and payment elections. The guaranteed return is established at the discretion of the Committee in February and approved by our Board of Directors. Contributions for the obligation are invested in company-owned life insurance policies. The cash surrender value of these polices approximates the obligation, however the guaranteed returns, if any, are not fully funded as these returns are dependent upon years of service and payment elections. These life insurance policies fund the obligation to participants or their beneficiaries as a lump sum or over a 5, 10 or 15-year period.

Contributions were $7.5 million in 2006. Contributions for executives over the past 5 years have ranged from 9% to 30% of their base salary. Contributions for executives in 2006 were approximately 26% of their base salary.

In the event of a participant’s violation of the plan’s non-compete provisions, the participant’s distribution is limited to the contribution and no distribution is made for the guaranteed return. In the event of a change in control, the participant’s distribution is to be made in monthly installments with a guaranteed return of 9% over a 5-year period.

Personal Health and Services Allowance
In 2006, the Committee modified the perquisite plan and awarded executives and key employees a personal health and services allowance of 6% to 8% of their base salary. It is suggested the allowance be used for physical examinations, financial planning, tax compliance and charitable contributions.

Change-In-Control Benefits and Employment Agreements

Change-In-Control Plan
In general, participants or their estate shall receive any earned and unpaid base salary, unreimbursed business expenses and amounts under incentive compensation, equity compensation and retirement and other benefits to the extent vested at the date of their termination, death or disability.

There are no severance plans in the event of termination for cause, voluntary resignation, retirement, death or disability. However in the event of a change in control and termination as a result of that change in control (double trigger), certain payments may be made.

Our change-in-control plan as well as employment agreements for our Chief Executive Officer and Chief Financial Officer are intended to provide continuity of executives and key employees in the event of a change in control and termination as a result of that change in control. These agreements ensure our executives and key employees may focus on the business affairs of our organization. Under the terms of the change in control plan, base salary, annual incentive compensation, long-term incentive compensation, contributions to deferred compensation plans and supplemental retirement plans may be paid to executives and key employees.

Change in control is a merger, reorganization, liquidation or other event resulting in a change to the proportionate ownership of our common shares or a person or group becoming the direct or indirect owner of 35% of our outstanding common shares. Termination as a result of that change in control occurs if employment is severed with or without cause during a change in control.

Upon termination of employment without cause or resignation for good reason in connection with a change in control or within 3 months prior to or 36 months following a change in control, the plan provides that executives and key employees will receive:
•	a lump sum payment equal to 1 to 2.99 multiplier of:
▪	base salary,
▪	highest annual incentive compensation paid for any of the three prior years,
▪	highest matching contribution to savings and retirement plan for any of the three prior years and
▪	highest contribution to supplemental retirement plan for any of the three prior years.
•	target annual incentive compensation,
•	long-term incentive compensation prorated for the time elapsed during the respective plan’s cycle,
•	acceleration of vesting rights for unvested options and restricted shares,
•	excess of supplemental retirement plan as if years of service requirements are met over the actual lump sum of the supplemental retirement plan,
•	option to continue subsidized health care coverage, life insurance and other enumerated benefits for 1 to 3 years and
•	reimbursement for federal, state and local taxes as well as excise tax, if any, related to these payments.

For executives and key employees age 62 or older, the multipliers of 1 to 2.99 are reduced to the number of years remaining until normal retirement age of 65.

Employment Agreements
In addition to the change-in-control plan provisions, we have entered into employment agreements with Mr. Mellor, President and Chief Executive Officer, and Mr. Smartt, Chief Financial Officer. These agreements provide continuity of these executives in the event of termination of employment or termination in connection with a change in control.

Mr. Mellor’s Employment Agreement
In the event of voluntary resignation, Mr. Mellor will receive:
•	two years of base salary,
•	annual incentive compensation prorated for the time elapsed during the respective plan’s cycle,
•	long-term incentive compensation for completed cycles,
•	acceleration of vesting rights for unvested options eligible for vesting that year,

•	annual contribution to the supplemental retirement plan for that year and
•	medical insurance premiums for 18 months following the date that termination payments cease.

Change in Control
In addition to the change-in-control provisions, Mr. Mellor’s employment agreement also provides that in the event of termination of employment or resignation for good reason in connection with a change in control, the Board of Directors may approve:
•	an annual contribution to the supplemental retirement plan and
•	additional contribution to the supplemental retirement plan necessary to fund a target benefit of 35% of his average base salary and annual incentive compensation for the last three years.

Mr. Smartt’s Employment Agreement
In addition to base salary, annual incentive compensation and equity compensation, Mr. Smartt’s employment agreement includes an equity-based bonus. This equity-based bonus is forfeited in the event of retirement, death, disability, resignation without good reason or termination for cause. This equity-based bonus is immediately payable in cash and is based on the greater of:
•	an average of the five-day closing price immediately preceding April 1, 2007 for 20,000 of our common shares or $150,000,
•	an average of the five-day closing price immediately preceding April 1, 2008 for 10,000 of our common shares or $300,000 and
•	an average of the five-day closing price immediately preceding April 1, 2009 for 10,000 of our common shares or $300,000.

Additionally, Mr. Smartt’s long-term incentive payments are forfeited in the event Mr. Smartt voluntarily resigns without good reason or is terminated for cause. Mr. Smartt’s participation in our long-term incentive plans is limited to:
•	66.67% of the award for the three-year cycle January 2005 through December 2007 cycle,
•	33.33% of the award for the three-year cycle January 2006 through December 2008 cycle and
•	not eligible to participate in any of the three-year cycles January 2009 through December 2011.

Change in Control
In addition to the change-in-control provisions, Mr. Smartt’s employment agreement also provides that in the event of termination without cause in connection with a change in control, he will receive:
•	a lump sum payment equal to 2.42 to 2.99 multiplier for the highest equity-based bonus for any of the three prior cycles or that year,
•	equity-based bonuses based on the closing price of our common shares as of the date of change in control and
•	medical insurance premiums until Medicare eligible.

For a period of one year following termination of employment other than for change in control, Mr. Mellor and Mr. Smartt may not directly or indirectly compete with our business activities, may not hire members of our senior management and may not utilize our confidential information to solicit our significant customers or suppliers.

Share Retention Guidelines
To preserve and align the interests of executives and key employees and those of our shareholders, executives and key employees are expected to retain shares valued as follows:
•	2 times annual retainer for members of the Board of Directors,
•	2 times base salary for President,
•	1.5 times base salary for Senior Vice Presidents and
•	1 times base salary for Vice Presidents.

Compliance with these share retention guidelines may be achieved over a 5-year period. Vested share options with a share price above their exercise price (in-the-money) are considered in this share retention requirement.

Tax and Accounting Implications
The Committee considers the accounting and tax implications of all forms of compensation prior to approval. Accounting implications include the impact of cash flows and profitability and tax implications include deductibility for income tax purposes.

Deductibility of Executive Compensation
The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) stipulates that compensation of greater than $1.0 million may not be deducted for income tax purposes. Certain compensation, including performance-based compensation, is excluded from the $1.0 million deductibility limitation.

We believe compensation paid under the various incentive plans is deductible. For some circumstances, factors other than tax deductibility may be more important in determining the compensation components for executives and in the best interests of creating shareholder value. The Committee retains flexibility to approve compensation that may not meet deductibility limitations.

Accounting for Share-Based Compensation
On January 1, 2006, we adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment. This statement required financial statement measurement and recognition of share-based payments to employees at fair value. Compensation cost is based on the fair value of those shares on the grant date. Compensation cost for share-based awards is recognized as the requisite service is rendered in the same financial statement line as cash compensation.

Previously, we did not recognize expense for grants of share options if the exercise price was at least equal to the fair value of the shares on the date of grant. Prior periods are not revised for comparative purposes. Share-based compensation expense included restricted shares and share awards and will now include the fair value of share options.

The fair value of share-based compensation expense recognized for options for the requisite service period was $5.1 million, including $0.3 million for options vested due to early retirement eligibility, for 2006.

As of December 31, 2006 there was $12.2 million of unrecognized compensation expense related to non-vested share-based compensation arrangements granted under our plans. This expense will be recognized as the requisite services are rendered and is expected to be recognized ratably through January 2009.

Interlocks and Insider Participation in Compensation Decisions
Our Compensation Committee is comprised of the following members of our Board of Directors:
•	R. Scott Morrison, Jr.
•	Sara L. Beckman
•	David M. Moffett
•	Peter S. O’Neill

These directors are independent. Specifically, none of these directors are or were formerly our officers or employees or had any relationship or transaction with us in excess of $60,000.

Additionally, none of our executive officers serves as a director or member of a compensation committee of any entity that has one or more executive officers serving as our director or member of our Compensation Committee.

Summary Compensation for 2006
The following table sets forth the compensation paid to or earned during 2006 by our Chief Executive Officer, Chief Financial Officer and 3 other most highly compensated executives (named executive officers):

Name and Principal Position	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(5)	All Other Compensation (6) (7)	Total
Robert E. Mellor	$850,008	$68,000	$747,123	$1,330,068	$2,159,260	$929,899	$151,824	$6,236,182
Chief Executive Officer
William M. Smartt	$365,000	$55,550	$149,425	$ 224,903	$ 637,466	$103,881	$664,889	$2,201,114
Chief Financial Officer
Paul S. Street	$369,999	$55,900	$149,425	$ 293,016	$ 651,808	$119,762	$ 36,579	$1,676,489
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
Michael D. Mahre	$400,000	$78,000	$164,605	$ 293,016	$1,553,076	$126,844	$ 80,710	$2,696,251
Senior Vice President and Chief Executive Officer - SelectBuild
Stanley M. Wilson	$400,008	$78,000	$164,605	$ 490,148	$ 879,520	$142,915	$ 44,532	$2,199,728
Senior Vice President and Chief Executive Officer - BMC West

(1)
Represents a discretionary bonus as well as a personal health and services allowance. The personal health and services allowance is suggested for the following uses: physical examinations, financial planning, tax compliance and charitable contributions.

(2)
Represents the value of restricted share awards based on the share price on the date of grant. This value was recognized for financial statement purposes as vesting requirements were fulfilled. Holders of restricted shares retain voting rights and receive dividends during the vesting period. Dividends paid on unvested restricted shares were: Mr. Mellor $35,250, Mr. Smartt $7,050, Mr. Street $7,050, Mr. Mahre $7,800 and Mr. Wilson $7,800.

(3)
Represents the value of share option awards based on the fair value provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment. This value was recognized for financial statement purposes as the requisite service was rendered.

(4)
Represents cash paid for annual and long-term incentive compensation. Payments for annual incentive were: Mr. Mellor $1,135,260, Mr. Smartt $389,966, Mr. Street $395,308, Mr. Mahre $1,193,076 and Mr. Wilson $489,520. Payments for long-term incentive were: Mr. Mellor $1,024,000, Mr. Smartt $247,500, Mr. Street $256,500, Mr. Mahre $360,000 and Mr. Wilson $390,000.

(5)	Represents contributions to the supplemental retirement plan and guaranteed earnings.

(6)	Components are detailed in the Supplemental All Other Compensation Table. Amounts include the following:
• matching contributions to the deferred compensation plan,
• reimbursement for Medicare taxes for contributions to the supplemental retirement plan,
• matching contributions to savings and retirement plan (401(k)),
• company paid discount on employee stock purchase plan and
• travel insurance premiums.

(7)	Mr. Smartt’s employment agreement includes an equity-based bonus of $644,385 which was recognized for financial statement purposes as the vesting requirements were fulfilled.

Supplemental All Other Compensation for 2006
The following table sets forth all other compensation paid to or earned during 2006 by our named executive officers:

Name	Savings and Retirement Plan Matching Contribution	Deferred Compensation Matching Contribution	Supplemental Retirement Plan Tax Gross Up(1)	Other Non-Equity Incentive Shares(2)	Employee Stock Purchase Plan Discount(3)	Insurance(4)	Total
Robert E. Mellor	$6,600	$122,280	$22,390	—	—	$554	$151,824
William M. Smartt	$6,600	$ 10,563	$ 3,065	$644,385	—	$277	$664,890
Paul S. Street	$6,600	$ 24,795	$ 3,107	—	$1,800	$277	$ 36,579
Michael D. Mahre	$5,000	$ 71,989	$ 3,358	—	—	$363	$ 80,710
Stanley M. Wilson	$6,600	$ 34,210	$ 3,358	—	—	$363	$ 44,531

(1)	Represents reimbursement of Medicare taxes for contributions to the supplemental retirement plan.

(2)	Mr. Smartt’s employment agreement includes an equity-based bonus of $644,385 which was recognized for financial statement purposes as the vesting requirements were fulfilled in 2006.

(3)
The Employee Stock Purchase Plan permits eligible employees to purchase common shares at 85% of the market price on the last day of the month. Compensation expense for financial statement purposes is recognized for the 15% discount.

(4)	Insurance premiums include supplemental coverage for travel and accident insurance.

Grants of Plan-Based Awards for 2006

The following table sets forth cash compensation paid or earned under non-equity incentive plans and equity compensation paid or earned under equity plans during 2006 by our named executive officers:

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards(2)
Long Term Incentive Plan
2006-2008
Robert E. Mellor		$170,000	$680,000	$1,360,000	—	—	—	—	—	—	—
William M. Smartt		$41,063	$164,250	$328,500	—	—	—	—	—	—	—
Paul S. Street		$41,625	$166,500	$333,000	—	—	—	—	—	—	—
Michael D. Mahre		$60,000	$240,000	$480,000	—	—	—	—	—	—	—
Stanley M. Wilson		$60,000	$240,000	$480,000	—	—	—	—	—	—	—

Restricted Stock
2006 Grants
Robert E. Mellor	1/18/2006	—	—	—	—	—	—	30,000	—	$37.93	—
William M. Smartt	1/18/2006	—	—	—	—	—	—	6,000	—	$37.93	—
Paul S. Street	1/18/2006	—	—	—	—	—	—	6,000	—	$37.93	—
Michael D. Mahre	1/18/2006	—	—	—	—	—	—	6,000	—	$37.93	—
Stanley M. Wilson	1/18/2006	—	—	—	—	—	—	6,000	—	$37.93	—

Share Options
2006 Grants
Robert E. Mellor	1/18/2006	—	—	—	—	—	—	—	70,000	$37.93	$1,262,013
William M. Smartt	1/18/2006	—	—	—	—	—	—	—	16,000	$37.93	$288,460
Paul S. Street	1/18/2006	—	—	—	—	—	—	—	16,000	$37.93	$288,460
Michael D. Mahre	1/18/2006	—	—	—	—	—	—	—	16,000	$37.93	$288,460
Stanley M. Wilson	1/18/2006	—	—	—	—	—	—	—	16,000	$37.93	$288,460

(1)	The 2006-2008 long-term incentive was approved in 2006 and may be payable in February 2009, if the performance factors are met.

(2)
In accordance with the fair value provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, the fair value of option awards are estimated on the date of grant based on key assumptions using the modified Black-Scholes-Merton model.

Outstanding Equity Awards as of December 2006
The following table sets forth the exercisable, unexercisable, exercise price and expiration date for share options and share awards that have not vested and the related market value for equity-based compensation from plans or equity incentive plans for our named executive officers.

Share options are awarded with exercise prices equal to the fair value of the shares on the date of grant. Share options vest ratably over 3 to 4 years from the date of grant and expire after 7 to 10 years. Vesting rights cease upon termination of employment, except in the case of attaining retirement age of 60 years with 15 years of service or change in control.

Restricted shares vest three years from the date of grant. Vesting rights cease upon termination of employment, except in the case of attaining retirement age of 60 years with 15 years of service or change in control. Holders of restricted shares retain voting rights and receive dividends during the vesting period.

	Option Awards							Stock Awards
Name	Grant Date	Vest Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested at Year End Share Price	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robert E. Mellor	1/18/2006	1/18/2009	—	70,000	—	$37.93	1/18/2013	30,000	$740,700	—	—
	2/15/2005	2/15/2008	40,000	80,000	—	$22.77	2/15/2012	30,000	$740,700	—	—
	8/9/2004	5/3/2007	—	—	—	—	—	40,000	$987,600	—	—
	5/4/2004	5/4/2007	80,000	40,000	—	$8.70	5/4/2011	—	—	—	—
	2/9/2004	12/31/2007	75,000	25,000	—	$7.88	2/9/2014	—	—	—	—
	4/2/2003	12/31/2006	150,000	—	—	$6.97	4/2/2013	—	—	—	—
	2/13/2002	12/31/2005	150,000	—	—	$7.00	2/13/2012	—	—	—	—
	3/5/2001	12/31/2004	150,000	—	—	$4.84	3/5/2011	—	—	—	—
	9/7/2000	12/31/2003	100,000	—	—	$4.86	9/7/2010	—	—	—	—
	1/20/2000	12/31/2004	90,000	—	—	$5.00	1/20/2010	—	—	—	—
	4/1/1999	12/31/2003	90,000	—	—	$5.13	4/1/2009	—	—	—	—
										—	—
William M. Smartt	1/18/2006	1/18/2009	—	16,000	—	$37.93	1/18/2013	6,000	$148,140	—	—
	2/15/2005	2/15/2008	8,000	16,000	—	$22.77	2/15/2012	6,000	$148,140	—	—
	8/9/2004	5/3/2007	—	—	—	—	—	8,000	$197,520	—	—
	5/4/2004	5/4/2007	16,000	8,000	—	$8.70	5/4/2011	—	—	—	—

	Option Awards							Stock Awards
Name	Grant Date	Vest Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Paul S. Street	1/18/2006	1/18/2009	—	16,000	—	$37.93	1/18/2013	6,000	$148,140	—	—
	2/15/2005	2/15/2008	8,000	16,000	—	$22.77	2/15/2012	6,000	$148,140	—	—
	8/9/2004	5/3/2007	—	—	—	—	—	8,000	$197,520	—	—
	5/4/2004	5/4/2007	16,000	8,000	—	$8.70	5/4/2011	—	—	—	—
	2/9/2004	12/31/2007	21,563	7,187	—	$7.88	2/9/2014	—	—	—	—
	4/2/2003	12/31/2006	36,000	—	—	$6.97	4/2/2013	—	—	—	—
	2/13/2002	12/31/2005	40,000	—	—	$7.00	2/13/2012	—	—	—	—

Michael D. Mahre	1/18/2006	1/18/2009	—	16,000	—	$37.93	1/18/2013	6,000	$148,140	—	—
	2/15/2005	2/15/2008	8,000	16,000	—	$22.77	2/15/2012	8,000	$197,520	—	—
	8/9/2004	5/3/2007	—	—	—	—	—	8,000	$197,520	—	—
	5/4/2004	5/4/2007	16,000	8,000	—	$8.70	5/4/2011	—	—	—	—
	2/9/2004	12/31/2007	21,563	7,187	—	$7.88	2/9/2014	—	—	—	—
	4/2/2003	12/31/2006	36,000	—	—	$6.70	4/2/2013	—	—	—	—
	2/13/2002	12/31/2005	30,000	—	—	$7.00	2/13/2012	—	—	—	—
	3/5/2001	12/31/2004	20,000	—	—	$4.84	3/5/2011	—	—	—	—
	9/7/2000	12/31/2003	20,000	—	—	$4.86	9/7/2010	—	—	—	—
	4/15/1999	12/31/2003	5,000	—	—	$5.38	4/15/2009	—	—	—	—

Stanley M. Wilson	1/18/2006	1/18/2009	—	16,000	—	$37.93	1/18/2013	6,000	$148,140	—	—
	2/15/2005	2/15/2008	8,000	16,000	—	$22.77	2/15/2012	8,000	$197,520	—	—
	8/9/2004	5/3/2007	—	—	—	—	—	8,000	$197,520	—	—
	5/4/2004	5/4/2007	8,000	8,000	—	$8.70	5/4/2011	—	—	—	—
	2/9/2004	12/31/2007	14,375	7,187	—	$7.88	2/9/2014	—	—	—	—
	4/2/2003	12/31/2006	36,000	—	—	$6.70	4/2/2013	—	—	—	—
	2/13/2002	12/31/2005	10,000	—	—	$7.00	2/13/2012	—	—	—	—
	3/5/2001	12/31/2004	36,000	—	—	$4.84	3/5/2011	—	—	—	—
	1/20/2000	12/31/2004	28,000	—	—	$5.00	1/20/2010	—	—	—	—

Option Exercises and Stock Vested for 2006
The following table sets forth the exercise of share options by our named executive officers during 2006:

	Option Awards					Stock Awards
Name	Grant Date	Vest Date	Expiration Date	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert E. Mellor	2/6/1997	2/6/2002	2/6/2007	100,000	$1,980,489	—	—
William M. Smartt	—	—	—	—	—	—	—
Paul S. Street	—	—	—	—	—	—	—
Michael D. Mahre	—	—	—	—	—	—	—
Stanley M. Wilson	—	—	—	—	—	—	—

(1)	Amount represents the difference between the exercise price and the fair market value of the common shares on the date of exercise.

Pension Benefits as of December 2006
The following table sets forth the present value of accumulated benefits payable to each of our named executive officers, including the years of service credited to each named executive officer, under the supplemental retirement plan.

Participants can elect to receive a lump sum payout or payments over a 5, 10 or 15-year period. Lump sum payouts require approval from the Compensation Committee. For purposes of this presentation, a payment period of 10 years (120 months) was used. Due to uncertainties inherent in this estimation process, it is possible actual payments may vary from these estimates.

Currently, participants receive a guaranteed return of 4% to 9% based on their years of service and payment elections. Contributions and the guaranteed return are established at the discretion of the Committee in February and approved by our Board of Directors.

Name	Age	Plan Name	Number of Years Credited Service	Estimated Normal Retirement (age 65) Annual Benefit	Early Retirement Age	Estimated Early Retirement Annual Benefit
Robert E. Mellor	63	Executives’ Supplemental Retirement Income Plan	15	$468,740	63	$411,692
William M. Smartt	64	Executives’ Supplemental Retirement Income Plan	2	$ 27,051	64	$ 21,338
Paul S. Street	58	Executives’ Supplemental Retirement Income Plan	19	$667,238	60	$361,917
Michael D. Mahre	47	Executives’ Supplemental Retirement Income Plan	7	$198,581	60	$ 60,140
Stanley M. Wilson	62	Executives’ Supplemental Retirement Income Plan	39	$143,082	62	$ 97,293

Non-Qualified Deferred Compensation as of December 2006
The following table sets forth the deferred compensation activity for our named executive officers.

Participants may defer up to 80% of their eligible compensation (base salary, annual incentive and long-term incentives). For 2006, matching contributions for deferred compensation mirror the savings and retirement plan matching contribution percentage. Matching contributions are established at the discretion of the Committee in February.

There are no minimum or guaranteed returns. Participants may elect distribution upon reaching a specific age, number of years or separation of service. Distributions may be a lump sum payment or payments over 5 to 10 years. Participants may direct their contributions and matching contributions through any of the investment options offered, including our common shares.

Name	Account Balance at 1/1/2006	Employee Contributions	Employer Matching Contributions (1)	Aggregate Earnings	Aggregate Withdrawals/ Distributions	Account Balance at 12/31/2006
Robert E. Mellor	$553,784	$259,560	$122,280	$78,303	—	$1,013,927
William M. Smartt	$ 66,991	$ 24,900	$ 10,563	$14,323	—	$ 116,777
Paul S. Street	$292,484	$177,625	$ 24,795	$17,068	—	$ 511,972
Michael D. Mahre	$157,870	$153,977	$ 71,989	$29,875	—	$ 413,711
Stanley M. Wilson	$269,870	$534,225	$ 34,210	$10,530	—	$ 848,835

(1)	Matching contributions are included in the Summary Compensation Table and Supplemental All Other Compensation Table.

Potential Payments Upon Termination or Change in Control as of December 2006
The following table sets forth potential payments for each named executive officer in the event of various termination circumstances. This presentation assumes termination has occurred on the last business day of 2006 and the share price is the closing market price as of that date. Due to uncertainties inherent in this estimation process, it is possible actual payments may vary from these estimates.

Termination Circumstances	Robert E. Mellor	William M. Smartt	Paul S. Street	Michael D. Mahre	Stanley M. Wilson
Termination for Cause	$4,473,320	$618,882	$1,250,253	$1,911,872	$1,874,633
Voluntary Resignation	$23,398,781	$2,395,712	$3,229,815	$4,604,603	$4,340,444
Retirement	$22,414,212	$1,301,912	$3,603,690	$4,604,603	$5,732,714
Death or Disability	$23,861,320	$1,595,294	$3,893,112	$5,453,162	$5,229,603
Change in Control	$41,881,943	$10,887,208	$9,541,897	$17,678,797	$11,563,044

In general, participants or their estate shall receive any earned and unpaid base salary, unreimbursed business expenses, incentive compensation, equity compensation and retirement and other benefits to the extent vested at the date of their employment termination, death or disability.

There are no severance plans in the event of termination for cause, voluntary termination, retirement, death or disability. However in the event of a change in control and termination as a result of that change in control (double trigger), certain payments may be made. Under the respective plan provisions, the following estimated payments may be made for the various termination circumstances:

Termination for Cause
Payments due to termination for cause (fraud, negligence, willful misconduct) are limited to amounts vested for:
•	annual incentive,
•	deferred compensation and
•	supplemental retirement.

Voluntary Resignation
Payments due to voluntary resignation include the above payments as well as amounts vested for:
•	equity compensation

In addition to these payments, Mr. Mellor’s employment agreement includes payments for two years of base salary, annual contribution to the supplemental retirement plan for that year and medical insurance premiums for 18 months. Mr. Smartt’s employment agreement includes payments for an equity-based bonus and his eligible participation in our long-term incentive compensation prorated for the time elapsed during the respective plan’s cycle.

Retirement, Death or Disability
Payments due to retirement, death or disability include the above payments as well as:
•	long-term incentive compensation for completed cycles and eligible cycles prorated for the time elapsed during the respective plan’s cycle and
•	for death or disability circumstances, restricted shares prorated for the time elapsed during the respective plan’s cycle.

Change-in-Control
Potential payments upon termination of employment in connection with a change in control or within 3 months prior to or 36 months following a change in control include the following for executives:
•	a lump sum payment equal to 1 to 2.99 multiplier of:
▪	base salary,
▪	highest annual incentive compensation paid for any of the three prior years,
▪	highest matching contribution to savings and retirement plan for any of the three prior years and
▪	highest contribution to supplemental retirement plan for any of the three prior years
•	target annual incentive compensation,
•	long-term incentive compensation prorated for the time elapsed during the respective plan’s cycle,
•	acceleration of vesting rights for unvested options and restricted shares,
•	excess of supplemental retirement plan as if years of service requirements are met over the actual lump sum of the supplemental retirement plan,
•	entitled, however not obligated, to continue subsidized health care coverage, life insurance and other enumerated benefits for 1 to 3 years and
•	reimbursement for federal, state and local taxes as well as excise tax, if any, related to these payments.

Mr. Mellor’s Employment Agreement
In addition to payments in the event of a change in control, Mr. Mellor’s employment agreement includes:
•	annual contribution to the supplemental retirement plan and
•	additional contribution to the supplemental retirement plan necessary to fund a target benefit of 35% of his average base salary and annual incentive compensation for the last three years.

Mr. Smartt’s Employment Agreement
In addition to payments in the event of a change in control, Mr. Smartt’s employment agreement includes:
•	a lump sum payment equal to 2.42 to 2.99 multiplier for the highest equity-based bonus for any of the three prior cycles or that year,
•	equity-based bonuses based on the closing price of our common shares as of the date of change in control and
•	medical insurance premiums until Medicare eligible.

Director Compensation for 2006
The following table sets forth certain information regarding compensation earned or awarded to each non-employee director who served on our Board of Directors in 2006.

Compensation for our members of the Board of Directors is recommended by the Committee and approved by our Board of Directors in February. Directors who are employees are not compensated for their service.

Name	Fees Earned or Paid in Cash	Share Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Sara L. Beckman	$50,000	$51,840	—	—	—	$ 6,176	$108,016
Eric S. Belsky	$50,000	$51,840	—	—	—	$ 5,176	$107,016
James K. Jennings, Jr.	$60,000	$51,840	—	—	—	$ 5,176	$117,016
Norman J. Metcalfe	$50,000	$51,840	—	—	—	$ 6,176	$108,016
David M. Moffett	$25,000	$51,840	—	—	—	$ 6,117	$ 82,957
R. Scott Morrison, Jr.	$55,000	$51,840	—	—	—	$ 6,176	$113,016
Peter S. O’Neill	$55,000	$51,840	—	—	—	$ 6,176	$113,016
Richard G. Reiten	$55,000	$51,840	—	—	—	$ 6,176	$113,016
Norman R. Walker	$12,500	—	—	—	—	$ 5,044	$ 17,544

Alec F. Beck (deceased)	$25,000	—	—	—	—	$10,000	$ 35,000
H. James Brown (retired)	$12,500	—	—	—	—	—	$ 12,500

Non-employee directors receive an annual retainer of $50,000 which is payable in cash and may be directed to a deferred compensation plan. There are no matching contributions or minimum or guaranteed returns for the deferred compensation plan. Participants may direct their contributions through any of the investment options offered, including our common shares.

Additional fees paid to each committee chairperson are:
•	$10,000 for Audit Committee;
•	$5,000 for Compensation Committee;
•	$5,000 for Corporate Governance and Nominating Committee and
•	$5,000 for Finance Committee.

In addition to the payment of an annual retainer, non-employee directors receive annual share grants with an approximate value of $50,000, awarded based on the closing price of our common shares on the day of grant. The 2006 award of 1,500 common shares to each director are restricted from trading for a year or upon termination.

Each director is entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel and attendance at meetings of the Board of Directors or its committees as well as related activities, including director education courses and materials. Additionally, directors are entitled to matching contributions up to $5,000 for a charitable organization and $1,000 for an educational organization as well as insurance premiums for accidental death and dismemberment.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2006. As a result of this review and discussion, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved, the Compensation Discussion and Analysis for inclusion in this proxy statement.

COMPENSATION COMMITTEE
R. Scott Morrison, Jr., Chair
Sara L. Beckman
David M. Moffett
Peter S. O’Neill

Nominating and Corporate Governance Committee Report

The Nominating and Corporate Governance Committee (“N&CG Committee”) of the Board of Directors consists of four independent directors. The N&CG Committee is charged with identifying, screening and recommending qualified candidates to serve as directors of the Company and administering the corporate governance policies of the Company, including overseeing the operations and effectiveness of the Board.

The N&CG Committee reviews all nominees for service on the Board including nominees by shareholders. The N&CG Committee seeks nominees with skills and expertise that will contribute to the overview function of the Board and who will assist management in achieving the strategic goals of the Company. The N&CG Committee also seeks to diversify the Board and to identify potential candidates who can work collegially with other members of the Board. The N&CG Committee takes inventory of the education, business experience and skills of the existing Board members to identify areas that future members would complement. The N&CG Committee then seeks candidates who possess these missing skills that will enhance the Board.

The N&CG Committee has not retained the services of any firm to assist in identifying potential director candidates. The N&CG Committee routinely receives names of potential board members from other members of the Board, the employees of the Company and others who have an interest in the Company. The N&CG Committee monitors potential openings on the Board and meets with potential candidates to assess their skills and level of interest in the Company. The N&CG Committee, through a consensus process, brings potential nominees to other board members and seeks their input and advice before making a nomination. To date, the N&CG Committee has not received any names of potential nominees from shareholders holding more than 5% of the issued and outstanding stock of the Company.

The N&CG Committee reviewed potential board nominees and extended an invitation to join the Board to two of the nominees in 2006. David Moffett of Minneapolis, Minnesota was elected by shareholders in 2006 and Norman Walker of New Canaan, Connecticut joined the Board in September 2006 and will stand for election for the first time in 2007. Please refer to Proposal 1 for a brief biography on each director.

The N&CG Committee has never received a director candidate recommendation from a shareholder. If it does receive a nomination in the future, that candidate will be treated the same as any other nominee. Regarding shareholder proposals and nominations for the next Annual Meeting of Shareholders, refer to the 2008 Shareholder Proposals and Nominations in this proxy statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Peter S. O’Neill, Chair
Eric S. Belsky
R. Scott Morrison, Jr.
Norman R. Walker

Audit Committee Report

The Audit Committee reviews and approves BMHC’s financial reports to the public on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and with applicable laws and regulations. BMHC’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of BMHC’s audited financial statements to accounting principles generally accepted in the United States of America. The Company also maintains an internal audit department that reports to the Audit Committee and to management, and is responsible for objectively reviewing the quality and effectiveness of the Company’s system of internal controls.

The Audit Committee has the authority to select, evaluate and determine the fees for the Company’s independent registered public accountants. The Audit Committee has reviewed and discussed with management and the independent registered public accountants, BMHC’s audited financial statements. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent registered public accountants the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board, Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from BMHC and its management. The Audit Committee has considered whether the independent registered public accountants’ provision of other non-audit services to the Company is compatible with the accountants’ independence.

Management completed the documentation, testing and evaluation of BMHC’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and KPMG LLP at each regularly scheduled Committee meeting. The Committee also received interim reports at special meetings. At the conclusion of the process, management provided the Committee with its assertion regarding the effectiveness of the Company’s internal control over financial reporting. The Committee also received from KPMG LLP, its report on the effectiveness of the Company’s internal control over financial reporting at the time of filing of the Form 10-K. The Committee received reports in the Company’s Annual Report on Form 10-K related to (i) Management’s Report of Internal Control over Financial Reporting, (ii) the Company’s independent registered public accountants opinion on the Company’s consolidated financial statements and (iii) the Company’s independent registered public accountants audit of management’s assessment of the effectiveness of internal controls over financial reporting and their opinion on the effectiveness of the Company’s internal controls over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the filing with the Securities and Exchange Commission of the audited financial statements on Form 10-K for the year ended December 31, 2006.

AUDIT COMMITTEE
James K. Jennings, Jr., Chair
Sara L. Beckman
Norman J. Metcalfe
Norman R. Walker

Fees Paid to Independent Registered Public Accountants

Aggregate fees(1) for professional services rendered by KPMG LLP for the years ended December 31, 2006 and 2005:

	2006	2005
Audit Fees(2)	$3,116,153	$2,765,010
Audit Related Fees(3)	120,245	112,505
Tax Fees(4)	260,000	379,300
All Other Fees(5)	104,749	—
Total Fees	$3,601,147	$3,256,815

(1)
The aggregate fees included in Audit Fees are fees billed for the fiscal years for the audit of the registrant’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

(2)	Fees were for the audits of the annual consolidated financial statements, reviews of unaudited condensed consolidated interim financial statements and assistance with review of public filings.

(3)	Audit related fees were for assurance and other related services for the employee benefit plans, due diligence, valuation services and accounting consultations.

(4)	Tax fees were for services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and advice, as well as advice related to mergers and acquisitions.

(5)	These fees were for professional service in connection with public filings.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all non-audit related services provided by the Company’s accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to an estimated budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent accountants are likely to provide the most effective and efficient service based on their familiarity with the Company and whether the service would enhance the Company’s ability to control risk or improve audit quality. All of the audit related, tax and other services provided by KPMG in fiscal years 2006 and 2005, respectively, described under “Fees Paid to Independent Registered Public Accountants” were approved in advance by the Audit Committee.

Certain Relationships and Related Party Transactions

Indemnification of Executive Officers and Directors
BMHC’s Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by law. BMHC believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and requires BMHC to advance litigation expenses in the case of shareholder derivative actions or other actions against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. BMHC is also empowered under its Bylaws to enter into indemnification contracts with its directors and executive officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. In accordance with this provision, BMHC has entered into indemnity agreements with each of its directors and executive officers. BMHC also has in effect directors and executive officers liability insurance coverage.

BMHC’s Certificate of Incorporation provides that, under Delaware law, its directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to BMHC and its shareholders. This provision in the Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief, will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to BMHC, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Currently, there is no pending litigation or proceeding involving a director, executive officer, employee or other BMHC agent where indemnification is sought. BMHC is not aware of any threatened litigation that may result in indemnification claims by any director, executive officer, employee or other agent.

Certain Relationships and Related Party Transactions
Any future transactions between BMHC and its executive officers, directors and affiliates will be on terms no less favorable to BMHC than can be obtained from anyone else, and any significant material transactions must be pre-approved by the Audit Committee. BMHC adopted a written policy regarding related party transactions in 2006.

Christopher Reiten is the son of Richard G. Reiten, a member of our Board of Directors. Christopher is not an officer and his compensation is not approved by the Compensation Committee of the Board of Directors. He received compensation of $283,345 as Director of Business Development and Fleet Operations for BMC West in 2006.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires BMHC’s executive officers, directors and persons owning more than 10% of a registered class of BMHC’s equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish BMHC with copies of all Section 16(a) forms they file. Based solely on its review of such forms and written representations from certain reporting persons that they have complied with the relevant filing requirements, BMHC believes that all filing requirements applicable to its executive officers, directors and greater than 10% shareholders were complied with as of December 31, 2006, except Richard G. Reiten and Paul S. Street each filed one late Form 4 in 2006.

2008 Shareholder Proposals and Nominations
Proposals from shareholders of the Company which are intended to be presented by such shareholders at the Company’s 2008 Annual Meeting of Shareholders must be received by the Company no later than December 2, 2007 and satisfy the other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

Alternatively, under our Bylaws, if a shareholder does not want to submit a proposal for the 2008 annual meeting in our proxy statement under Rule 14a-8 or intends to nominate a person as a candidate for election to the Board, the shareholder’s proposal or nomination must be received by the Company not less than 120 days prior to the anniversary date on which we first mailed our proxy materials for the 2007 annual meeting, unless the date of the 2008 annual meeting is changed by more than 30 days from the date currently contemplated. For our 2008 annual meeting, we must receive such proposals and nominations no later than December 2, 2007. If the date of the 2008 annual meeting is changed by more than 30 days from the date currently contemplated, the shareholder must submit any such proposal or nomination within a reasonable time before the solicitation is made. The shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of our stock. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. All proposals and nominations must be delivered to or mailed to and received at BMHC’s principal executive office by the dates referred to above.

Householding of Proxy Materials
In an effort to reduce costs, BMHC will deliver a single Proxy Statement with respect to two or more security holders sharing the same address, unless we have received contrary instructions from you. Additional copies of this Proxy Statement and BMHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 are available without charge upon written or verbal request to:

BMHC Shareholder Services Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 (415) 627-9100

Additional copies are also available through our Internet home page at www.bmhc.com  under Investor Information/Financials/Annual Report. Our financial statements are also on file with the SEC. You may obtain copies of these statements through the SEC’s website at www.sec.gov. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their brokers.

Other Matters
The Board of Directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented, persons named as proxies will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

Date: March 30, 2007	/s/ Paul S. Street
Paul S. Street Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Appendix 1
Building Materials Holding Corporation
2004 Incentive and Performance Plan

Section 1. Purpose of Plan
The purpose of this 2004 Incentive and Performance Plan (the "Plan") of Building Materials Holding Corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, directors, independent contractors and consultants by providing for or increasing the proprietary interests of such employees, directors, independent contractors or consultants in the Company.

Section 2. Persons Eligible Under Plan
Any employee, director, independent contractor or consultant (each, a "Participant") of the Company or any of its direct or indirect subsidiaries, or any of its affiliates, or any corporation or other legal entity that becomes a subsidiary after the adoption of this Plan (each, a "Subsidiary"), shall be eligible to be considered for the grant of Awards under this Plan, provided that Incentive Stock Options may only be granted to employees of the Company or any Subsidiary and provided, further, that Eligible Directors shall only be eligible for Awards pursuant to Section 4.5 of the Plan.

Section 3. Awards
3.1 On behalf of the Company, the Committee is hereby authorized to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of common stock, par value $0.001, of the Company (the "Common Stock") or is an Annual Incentive Award. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

3.2 Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, performance units or performance shares, and cash, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

3.3 Awards may be issued, and shares of Common Stock may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

3.4 Awards shall be granted subject to the terms, conditions and restrictions contained in an Award agreement (an "Award Agreement") between the Participant and the Company. Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

3.4.1 a provision permitting the recipient of such Award, including any recipient who is an officer of the Company, to pay the purchase price of the shares of Common Stock or other property issuable pursuant to such Award, and such recipient's tax withholding obligation, if any, with respect to such issuance, in whole or in part, by any one or more of the following:

3.4.1.1 the delivery of cash;

3.4.1.2 the delivery of other property deemed acceptable by the Committee;

3.4.1.3 the delivery of previously owned shares of capital stock of the Company; or

3.4.1.4 a reduction in the amount of Common Stock or other property otherwise issuable pursuant to such Award.

3.4.2 a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a Change of Control of the Company or the termination of the employment of the Participant. A "Change in Control" of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock are to be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company, or (ii) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any group), shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty (50%) percent or more of the Company's outstanding Common Stock, or (iv) if for any reason a majority of the Board is not comprised of "Continuing Directors," where a "Continuing Director" of the Corporation as of any date means a member of the Board who (x) was a member of the Board two years prior to such date and at all times through such date or (y) was nominated for election or elected to the Board with the affirmative vote of at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a Continuing Director.

3.4.3 provisions relating to the status of an Award as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to:

3.4.3.1 a requirement that the exercise price for each Incentive Stock Option granted hereunder shall be not less than one hundred percent (100%) of the Fair Market Value (as defined in this Plan) of the Common Stock on the date such Award is granted to a Participant (110% if the Participant owns, directly or indirectly through the application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent and any Subsidiary);

3.4.3.2 a provision that any Incentive Stock Option granted under this Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative in the event of the Participant's death or disability;

3.4.3.3 a provision that for so long as required under Section 422 of the Code and the regulations promulgated thereunder, during the term of the Plan, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are first exercisable by a Participant under this Plan and all other plans of the Company, its parent or any Subsidiary during any calendar year shall not exceed $200,000 and options in excess of such amount shall be treated as non-qualified stock options. For the purpose of this paragraph, the Fair Market Value of the Common Stock shall be determined at the time the Incentive Stock Option is granted;

3.4.3.4 a requirement that any stock option may not be exercised after the expiration of seven years from the date such stock option is granted to a Participant; and

3.4.3.5 a provision that the Participant must notify the Company in writing of any sale or other disposition of shares of Common Stock acquired pursuant to an Incentive Stock Option if such sale or other disposition occurs (i) within two years of the grant of the Incentive Stock Option or (ii) within one year of the issuance of the shares of Common Stock to the Participant.

3.4.4 a right to repurchase the Common Stock acquired upon exercise of an Award if Participant's employment or association with the Company or any Subsidiary is terminated for any reason, or in other circumstances, at either the exercise price thereof or the Fair Market Value thereof on the last day of the month preceding the month in which such termination or other circumstance occurs; provided, however, that if the right to repurchase is at the exercise price thereof, such repurchase right shall lapse at the rate of at least 20% of the shares per year over five years from the date the Award is granted. Such repurchase right shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Awards after the date of termination, within 90 days after the date of exercise). Each certificate representing Common Stock subject to such provisions shall bear a legend to the effect that such shares are subject to certain repurchase rights of the Company.

3.4.5 a provision that upon a termination of employment for cause, the Participant will not be entitled to exercise any Award or other rights at any time after such termination. For purposes of this Plan, "cause" is defined as: (i) an act of dishonesty or willful misconduct; (ii) a breach of fiduciary duty owed to the Company, any Subsidiary or its stockholders involving personal profit or any other material breach of fiduciary duty; (iii) an act of fraud, embezzlement, malfeasance or misappropriation of Company property or any Subsidiary's property; (iv) a conviction of an illegal act or felony, or use of illegal drugs or controlled substances; or (v) a willful failure to perform reasonable duties, responsibilities or instructions from the Company or any Subsidiary.

3.4.6 a provision entitling a Participant or Permitted Transferee to exercise Awards other than Incentive Stock Options after retirement as follows:

3.4.6.1 Retirement After Age 55. A Participant shall be entitled to exercise any of the Participant’s Awards other than Incentive Stock Options for a period of thirty-six (36) months from the date of such Participant’s retirement from employment after age 55 in accordance with the Company’s then-current retirement policy (or the then-current retirement policy of any parent or Subsidiary, if applicable), to the extent the Participant was entitled to exercise such Award on the date of the Participant’s retirement, and provided that the actual date of exercise is in no event after the expiration of the term of the Award. In the event that a Participant intends to retire from employment after age 55 and such Participant is the holder of one or more Incentive Stock Options, then such Participant shall be entitled, for a period of sixty (60) days ending on the date which is six (6) months prior to the Participant’s date of retirement, to elect to convert one or more Incentive Stock Options into non-statutory stock options by written request received by the Company within such sixty (60) day period and, thereafter, such newly converted non-statutory stock options shall be subject to the thirty-six (36) month exercise period set forth herein; provided that, such Participant actually retires on his or her retirement date. In the event a Participant fails to convert any Incentive Stock Option hereunder, then such Incentive Stock Options shall be governed by the provisions of Section 3.5.5 below.

3.4.6.2 Retirement at Age 60 or Older. A Participant shall be entitled to exercise any of the Participant’s Award according to the same provisions as stated in Section 3.4.2, except, that the Awards held by a Participant who retires at age 60 or older are also subject to the following accelerated vesting: In cases where a Participant retires at age 60 or older, with at least 15 years of service with the Company and predecessor companies, 50% of their unvested Awards at the date of retirement automatically vest and an additional 5% of their unvested Awards vest for each year of service beyond 15 years. In cases of Participants retiring at age 60 or older with 25 or more years of service all unvested Awards vest.

3.5 Subject to Section 3.4.6, any Award to acquire shares of Common Stock granted under this Plan shall comply with the following provisions:

3.5.1 the exercise price per share of Common Stock shall not be less than, in the case of stock options, 100% of the Fair Market Value of a share of Common Stock at the time the option is granted, except that the exercise price of an Incentive Stock Option shall be 110% of the Fair Market Value in the case of any person who owns, directly or indirectly through the application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent and any Subsidiary;

3.5.2 the exercise period of the Award shall not be more than 60 months from the date the Award is granted;

3.5.3 the Award shall be nontransferable other than by will or the laws of descent and distribution; provided, however, that the transfer by a Participant to a trust created by the Participant for the benefit of the Participant or the Participant's family which is revocable at any and all times during the Participant's lifetime by the Participant and as to which the Participant is the sole trustee during his or her lifetime, will not be deemed to be a transfer for purposes of this Plan. In addition, under such rules and regulations as the Committee may establish pursuant to the terms of this Plan, a beneficiary may be designated with respect to an Award in the event of the death of a Participant. If the estate of the Participant is the beneficiary with respect to such grant, any rights with respect to such grant may be transferred to the person or entity (including a trust) entitled thereto under the will of such Participant or pursuant to the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of any Award to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (collectively, the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or (iv) any other person or entity that the Committee, in its discretion, may permit (collectively, when so approved by the Committee, a "Permitted Transferee"); provided that (1) such Award is not an Incentive Stock Option, (2) the Award Agreement pursuant to which such Award is granted is approved by the Committee, and expressly provides for transferability in a manner consistent with this Section 3.5.3, and (3) subsequent transfers of transferred Awards are prohibited except those in accordance with this Section 3.5.3. Following transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 3.5.3, Section 10 and Section 13 hereof, the term "Participant" shall be deemed to refer to the Permitted Transferee. In addition, any provisions regarding termination of employment pursuant to Section 3.4.2, Section 3.4.4, Section 3.4.5 or Section 3.5.5 hereof shall continue to be applied with respect to the original Participant. Following termination of a Participant, Awards shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in, Section 3.4.5 or Section 3.5.5, as applicable. Unless otherwise required by this Plan, the Company shall have no obligation to notify the Permitted Transferee as to events that may affect the exercisability or expiration of any Award, including, without limitation, the original Participant's termination of employment or association with the Company or any Subsidiary. Before any transfer becomes effective, the intended transferee (or his or her parents or legal guardians or agents) must execute an assumption agreement describing the rights and obligations of the intended transferee including, without limitation, who has the power to exercise the Award (if the intended transferee is a minor, partnership, trust or corporation or otherwise is not readily apparent who has the authority to exercise such option), who is responsible for taxes and to whom notices are to be delivered;

3.5.4 in the case of an Award granted to persons other than officers or consultants of the Company or its affiliates, the Award's vesting period shall be at least 20% per year over five years from the date the Award is granted, subject to reasonable conditions including, without limitation, continued employment; in the case of an Award granted to officers or consultants of the Company or its affiliates, the Award shall vest at any time or during any period established by the Committee;

3.5.5 unless employment is terminated for cause (as defined above), the Participant shall be entitled to exercise his or her Awards after termination of employment as follows:

3.5.5.1 at least six (6) months from the date of termination if termination was caused by death or disability within the meaning of Section 22(e)(3) of the Code; and

3.5.5.2 at least thirty (30) days from the date of termination if termination was caused by other than death or disability;

3.5.6 all Participants shall be provided with financial statements at least annually unless all Participants are key employees of the Company whose duties in connection with the Company assure them the equivalent information; and

3.5.7 any stock option shall be clearly identified as to its status as an "Incentive Stock Option" or a "non-qualified stock option."

3.6 Notwithstanding anything to the contrary herein, in no event may the Committee (i) amend the terms of any Award to provide for a lower exercise price after the date of grant of such Award, or (ii) issue new Awards in exchange for the cancellation of outstanding Awards, unless approved by a majority of the Company's stockholders.

Section 4. Terms of Awards Other Than Stock Options
4.1 Stock Appreciation Rights. “Stock Appreciation Right” means any right granted to a Participant to receive, upon exercise by the Participant, the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise or, if the Committee shall so determine, at any time during a specified period before the date of exercise over (b) the grant price of the right on the date of grant, or if granted in connection with an outstanding stock option on the date of grant of the related stock option, as specified by the Committee in its sole discretion, which shall not be less than 100% of the Fair Market Value of one share of Common Stock on such date of grant of the right or the related stock option, as the case may be. Any payment by the Company in respect of such right may be made in cash, shares of Common Stock, other property or any combination thereof, as the Committee, in its sole discretion, shall determine. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific stock option. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a stock option may be granted at the same time such stock option is granted or at any time thereafter before exercise or expiration of such stock option. In the case of any Stock Appreciation Right related to any stock option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related stock option, except that a Stock Appreciation Right granted with respect to less than the full number of shares of Common Stock covered by a related option shall not be reduced until the exercise or termination of the related stock option exceeds the number of shares of Common Stock not covered by the Stock Appreciation Right. Any stock option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

4.2 Restricted Stock. “Restricted Stock” means any share of Common Stock issued with the contingency or restriction that the holder may not sell, transfer, pledge or assign such share of Common Stock and with such other contingencies or restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any contingency or restriction on the right to vote such share of Common Stock and the right to receive any cash dividends), which contingencies and restrictions may lapse separately or in combination, at such time or times, in installments or otherwise, as the Committee may deem appropriate.

4.2.1 Issuance. A Restricted Stock Award shall be subject to contingencies or restrictions imposed by the Committee during a period of time specified by the Committee (the “Restricted Period”). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Awards of Restricted Stock may be made without regard to the Fair Market Value of the shares of Common Stock, provided, however, that Awards of Restricted Stock may not exceed 25% of the maximum number of shares subject to Awards in any calendar year.

4.2.2 Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the Restricted Period, all shares of Restricted Stock still subject to contingency or restriction shall be forfeited by the Participant and reacquired by the Company. Non-restricted shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant promptly after the Restricted Period, as determined or modified by the Committee, shall expire.

4.2.3 Minimum Vesting Condition. The minimum Restricted Period applicable to any Restricted Stock Award that is not subject to performance conditions restricting transfer shall be three (3) years from the date of grant; provided, however, that a Contingency Period of less than three (3) years may be approved for such Awards with respect to up to 5,000 shares of Common Stock under the Plan.

4.3 Performance Awards. “Performance Award” means any Award of Performance Shares or Performance Units. Performance Awards may be granted hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, without regard to the Fair Market Value of the shares of Common Stock, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as for Awards that are accelerated in connection with a Change of Control, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, shares of Common Stock, other property or any combination thereof, in the sole discretion of the Committee, at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be paid shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured. A Performance Period may not be less than one year. “Performance Share” means any grant of a unit valued by reference to a designated number of shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter. “Performance Unit” means any grant of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

4.4 Other Stock Unit Awards. Other Awards of shares of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be granted hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, without regard to the Fair Market Value of the shares of Common Stock, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in shares of Common Stock, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants of the Company and its Subsidiaries to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards and all other conditions of the Awards. The provisions of other Stock Unit Awards need not be the same with respect to each recipient.

4.5 Non-Discretionary Grants to Non-Employee Directors. Shares of Common Stock will be automatically issued to Eligible Directors as follows:

4.5.1 Initial Issuances. On the Initial Issue Date, the Company will issue to each Eligible Director (except for the Eligible Directors who are members of the Board of Directors as of the effective date of the Plan) a number of shares of Common Stock equal to Thirty Five Thousand Dollars ($35,000) divided by the closing price on the relevant Initial Issue Date of one share of Common Stock on the Nasdaq National Market, rounded up to the nearest 100 shares, for a purchase price of $0.01 per share.

4.5.2 Regular Annual Issuances. On each Annual Issue Date, immediately after the annual election of directors, the Company shall issue to each Eligible Director then in office a number of shares of Common Stock equal to Fifty Thousand Dollars ($50,000) divided by the closing price on the relevant Annual Issue Date of one share of Common Stock on the Nasdaq National Market, rounded up to the nearest 100 shares, for a purchase price of $0.01 per Share.

4.5.3 Termination of Membership on the Board. If an Eligible Director's membership on the Board terminates for any reason, no further shares of Common Stock shall be issued under this Plan to such Eligible Director on or after such date of termination.

4.5.4 Certain Definitions. "Initial Issue Date" shall mean the later of (i) the date on which an Eligible Director is first appointed as a director to fill a vacancy on the Board or is elected as a member of the Board of Directors by action of the stockholders of the Company, or (ii) in the case of a director who has been an employee of the Company or a parent or subsidiary of the Company, the date on which such director becomes an Eligible Director. "Eligible Director" shall mean any person who is a member of the Board of Directors and who is not a full or part-time employee of the Company or of any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company, and who has not been an employee of the Company or of any parent or Subsidiary of the Company within one (1) year prior to participation in this Plan.

4.6 Annual Incentive Awards. Annual Incentive Awards are granted to senior executive officers of the Company based on the attainment of performance goals specified by the Committee. The Award period for an Annual Incentive Award is a fiscal year. No more than ninety (90) days after the beginning of each Award period, the Committee shall establish in writing the specific performance goals to be achieved, and the formula pursuant to which the amount of the Annual Incentive Award (equal to a specified percentage of a Participant's salary) shall be determined based on the attainment of specified levels of the applicable performance goals. The formula may take into account performance goals achieved in prior years. An Annual Incentive Award shall not exceed two hundred percent (200%) of a Participant's salary, and, to the extent that an Annual Incentive Award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, it shall not, when combined with other "performance-based compensation" exceed $1,500,000 in any given Award period. Performance goals shall be based on one or any combination of the following business criteria: revenue; net income or net income per share; earnings before interest, taxes, depreciation and amortization; return on sales; return on assets; return on shareholders’ equity; cash flow; economic value added; cumulative operating income; return on investment; total shareholders’ return; cost reductions; or achievement of environment and health and safety goals of the Company or a Subsidiary or business unit of the Company or a Subsidiary for or within which the Participant primarily is employed. As soon as practical after the conclusion of each fiscal year, the Committee shall determine whether, and the extent to which, the performance goals for such fiscal year have been satisfied and the level of the Annual Incentive Award that has been earned. Payment of earned Annual Incentive Awards shall be made in cash.

Section 5. Stock Subject to Plan
5.1 Subject to adjustment as provided in Section 8, at any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed One Million Two Hundred Thousand (1,200,000) shares, as adjusted for any stock splits or dividends; and provided further that adjustments pursuant to Section 8 with respect to Incentive Stock Options issued under this Plan, shall be limited to those that will not adversely affect the status of options as Incentive Stock Options.

5.2 For purposes of Section 5.1 of this Plan, the aggregate number of shares of Common Stock issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

5.2.1 the number of shares of Common Stock that were issued prior to such time pursuant to Awards granted under this Plan, other than shares of Common Stock that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; plus

5.2.2 the maximum number of shares of Common Stock that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

5.3 For clarification purposes, if an Award expires or becomes unexercisable without having been exercised in full, or is surrendered or exchanged, the unpurchased shares of Common Stock which were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated); provided, however, that shares of Common Stock that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, unless they are repurchased by the Company at their original purchase price.

5.4 The aggregate number of shares of Common Stock subject to Awards granted to any one Participant in any one year shall not exceed Two Hundred Thousand (200,000) shares.  Such number shall be subject to adjustment as provided in Section 8; provided, however, that to the extent the Committee deems necessary, adjustments pursuant to Section 8 shall be limited to those that will not adversely affect the status of Awards as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 6. Duration of Plan
No Awards shall be made under this Plan after February 10, 2011. Although shares of Common Stock may be issued after February 10, 2010 pursuant to Awards made on or prior to such date, no shares of Common Stock shall be issued under this Plan after February 10, 2018 (the "Termination Date").

Section 7. Administration of Plan
7.1 This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors consisting of two or more directors, who are independent directors (as determined in accordance with Section 4200 of the rules of Nasdaq). With respect to any Awards intended to qualify for the "performance-based compensation" exception in Section 162(m) of the Code, the Committee shall, to the extent necessary, consist of two or more directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and such Award shall not be subject to Board approval. With respect to any Award subject to, and intended to be exempt from, Section 16 of the Exchange Act, such Award shall be granted in accordance with the provisions of Rule 16b-3 of the Rules promulgated under the Exchange Act.

7.2 Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

7.2.1 adopt, amend and rescind rules and regulations relating to this Plan;

7.2.2 determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

7.2.3 grant Awards to Participants and determine the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant thereto;

7.2.4 accelerate the exercisability of an Award or extend the period during which an owner of an Award may exercise his or her rights under such Award (but not beyond the Termination Date);

7.2.5 determine whether, and the extent to which adjustments are required pursuant to Section 8 hereof; and

7.2.6 interpret and construe this Plan and the terms and conditions of any Award granted this Plan.

Notwithstanding anything in this Section 7 to the contrary, the Committee shall not be empowered or entitled to take any action or exercise any discretion that would cause an Award intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code to fail such qualification.

Section 8. Adjustments
If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than cash dividends) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction or this Plan shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number, exercise price and type of shares or other securities or cash or other property, as applicable, that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (iii) the maximum number of shares of Common Stock that may be subject to Awards granted during any twelve-month period to any Participant, as provided in Section 5.4 hereof; provided, however, that no adjustment shall be made to the number of shares of Common Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided, further, that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

Section 9. Code Section 162(m) Provisions
9.1 Application of Section. Notwithstanding any other provision of this Plan, this Section 9 shall apply to any Award of Restricted Stock, Performance Award, or Other Stock Unit Award that is granted to a Participant who is, or who is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a "covered employee" within the meaning of Section 162(m)(3) of the Code, but only to the extent that the Company's deduction for compensation paid to such Participant is limited pursuant to Section 162(m) of the Code.

9.2 Performance Conditions. If an Award is subject to this Section 9, then the lapsing of contingencies or restrictions thereon (in the case of an Award subject to contingencies or restrictions), or the distribution of cash, shares of Common Stock, or other property pursuant thereto (in the case of an Award not subject to contingencies or restrictions), as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee. No later than ninety (90) days after the beginning of each Award period, or, in the case of an Award period that is shorter than one (1) year, no later than the date that represents twenty-five percent (25%) of the number of days in such Award period, the Committee shall establish in writing the specific performance goals to be achieved, and the formula pursuant to which the amount of the Award or Awards shall be determined based on the attainment of specified levels of the applicable performance goals. Performance goals shall be based on one or any combination of the following business criteria: revenue; net income or net income per share; earnings before interest, taxes, depreciation and amortization; return on sales; return on assets; return on shareholders’ equity; cash flow; economic value added; cumulative operating income; return on investment; total shareholders’ return; cost reductions; or achievement of environment and health and safety goals of the Company or a Subsidiary or business unit of the Company or a Subsidiary for or within which the Participant primarily is employed. An Award subject to this Section 9 shall not, when combined with other "performance-based compensation" exceed $1,500,000 in any given Award period.

9.3 Adjustment of Awards. The Committee may not increase the amount payable pursuant to, waive the achievement of the performance goals applicable to, or accelerate the lapsing of contingencies or restrictions with respect to, an Award subject to this Section 9. The foregoing sentence is not required to apply to an Award payable in connection with a Change of Control, however, if it does not apply, such Award will in no event qualify as "performance-based compensation."

9.4 Committee Authority. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

Section 10. Amendment and Termination of Plan
The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

10.1 No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

10.2 If an amendment to this Plan would (i) increase the maximum number of shares of Common Stock that may be issued pursuant to (1) all Awards granted under this Plan, (2) all Incentive Stock Options granted under this Plan, or (3) Awards granted under this Plan during any calendar year to any one Participant, (ii) change the class of persons eligible to receive Awards under this Plan, or (iii) affect this Plan's compliance with applicable provisions of the Code, as amended from time to time, the amendment shall be subject to approval by the Company's stockholders to the extent required to comply with Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time.

Section 11. Effective Date of Plan
This Plan shall be effective as of February 10, 2004, the date upon which it was approved by the Board; provided, however, that no options Awards may be issued under this Plan until it has been approved by the affirmative votes of the holders of a majority of the outstanding securities of the Company entitled to vote for directors, which approval shall be obtained within twelve months from the date hereof.

Section 12. Definition of Fair Market Value
For purposes of this Plan, "Fair Market Value" of the Company's Common Stock shall mean (i) if the shares of Common Stock are listed on the Nasdaq National Market, the closing sales price of the Common Stock on the relevant date as reported in the Wall Street Journal, (ii) if the shares of Common Stock are not listed on the Nasdaq National Market, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on Nasdaq on the relevant date, or (iii) if the shares of Common Stock are not listed on the Nasdaq National Market or quoted on Nasdaq, an amount determined in good faith by the Committee.

Section 13. No Stockholder and Employment Rights
13.1 A Participant shall have no stockholder rights with respect to the shares of Common Stock subject to his or her outstanding Awards until such shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

13.2 Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company, its parent or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company, its parent or any Subsidiary or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

Section 14. Termination of Prior Plans
No stock options or other awards may be granted under the Prior Plans after the date of stockholder approval of this Plan, but all such awards theretofore granted shall extend for the full stated terms thereof in accordance with the terms of the Prior Plans. The term "Prior Plans" means the Company's 1991 Senior Management and Field Management Plan, the 1992 Non-Qualified Stock Option Plan, the 1993 Employee Stock Option Plan, the 1993 Second Amended and Restated Non-Employee Stock Option Plan and the 2000 Stock Incentive Plan.

Appendix 2

Building Materials Holding Corporation

Audit Committee Charter

Approved and Adopted November 26, 2002
Amended May 3, 2005
Amended November 15, 2005
Amended February 19, 2007

1.  Authority and Mission
The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board"), which represents and assists the Board in fulfilling its responsibility to oversee (i) management's conduct of the Company's financial reporting, including the integrity of the financial statements and the annual independent audit of the financial statements, (ii) the Company's systems of internal accounting, financial controls, and internal audit, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's programs for legal and regulatory compliance. The Committee is also responsible for preparing the report required by Securities and Exchange Commission ("SEC") rules to be included in the Company's annual proxy statement.

2.  Composition
The Committee shall consist of at least three directors appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, who shall be independent under the New York Stock Exchange standards of independence for directors and audit committee members, as determined by the Board. Each member must be financially literate, and one member shall be an "audit committee financial expert" as such term is defined in SEC rules, each as determined by the Board. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, shall designate one of the Audit Committee members to be Chairperson.

3.  Duties and Responsibilities
The Committee's role is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and the independent auditor is responsible for the audit of the financial statements. The Committee is not providing any expert or special assurance as to the Company's financial statements or any certification of the work of the independent certified public accountants. For purposes of this Charter, the Committee's "review" of specific matters shall include the receipt of information regarding the subject, the discussion among the Committee members and the Company's management and consultants in attendance regarding the subject, and the providing of direction or input to the Company's staff or consultants as the Committee deems appropriate.

Among its duties and responsibilities, the Audit Committee shall:

(i)
Evaluate, appoint (subject to ratification by the Company's shareholders), retain, authorize and establish the compensation of, and review the work of, the firm of independent certified public accountants to be appointed as auditors of the Company to perform the annual audit. The independent certified public accountants shall report directly to the Audit Committee.

(ii)
Pre-approve all audit and permissible non-audit services to be provided by the independent certified public accountants, and establish policies and procedures for the pre-approval of audit and permissible non-audit services.

(iii)
Obtain and review, at least annually, a report by the independent certified public accountants describing: (1) the independent certified public accountants’ internal quality-control procedures; and (2) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent certified public accountants carried out by the independent certified public accountants, and any steps taken to deal with any material issues.

(iv)
Review with the independent certified public accountants and management the scope of the audit, the results of the annual audit examination by the independent certified public accountants (including any problems or difficulties the independent certified public accountants encountered in the course of its audit work and management's response), any reports of the independent certified public accountants with respect to the interim periods, and, with the internal auditor or the Company, the scope and results of the internal audit program.

(v)
Meet with the Company's independent certified public accountants and management to review (1) all of the Company's critical accounting policies and practices used in the preparation of its financial statements, (2) analysis prepared by management and the independent certified public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within Generally Accepted Accounting Principles ("GAAP") for policies and practices related to material items that have been discussed with management, the ramifications of their use and the treatment preferred by the Company's independent certified public accountants and (3) other matters, including management letters and schedules of adjustments that have not been recorded.

(vi)
Review procedures for handling complaints regarding accounting, internal controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding questionable accounting or auditing matters.

(vii)
Meet to review with management and the Company's independent certified public accountants, prior to filing and release, the Company's periodic reports on Form 10-Q and Form 10-K, including the Company's MD&A disclosures, and recommend to the Board whether the annual audited financial statements should be included in the Form 10-K.

(viii)	Review the Company's earnings releases and corporate practices with respect to earnings releases, and financial information and earnings guidance provided to analysts and rating agencies.

(ix)	Review with management and the Company's independent certified public accountants the procedures for the certifications required by the Sarbanes-Oxley Act of 2002.

(x)
At least annually, review the written statement from the independent certified public accountants concerning any relationships between the accountants and the Company or any other relationship that may adversely affect the independence of the accountants, and assess the independence of the independent certified public accountants as required under Independent Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board, and SEC requirements.

(xi)
Review with management the adequacy and effectiveness of: (1) the Company's internal controls, with particular emphasis on the scope, performance and results of the internal audit function, and (2) the Company's disclosure controls and procedures.

(xii)	Review with management the Company's risk assessment and risk management policies.

(xiii)	Review significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports.

(xiv)	Review with the Company's general counsel any potentially material pending or threatened claims, governmental inquiries or investigations.

(xv)	Establish policies for the hiring of employees and former employees of the independent auditor.

(xvi)	Review annually the adequacy of the Committee's Charter and assess the Committee's processes and effectiveness.

(xvii)	Review related party transactions, as defined in SEC rules, and establish policies and procedures for the review, approval and ratification of related party transactions.

(xviii)
Review the Company's compliance program with respect to legal and regulatory requirements and the Company's policies and procedures for monitoring compliance. Review the Company’s Code of Business Conduct, make recommendations to the Board regarding changes to the Code of Business Conduct and review reports of violations and enforcement of the Code of Business Conduct.

4.  Outside Advisors
The Committee shall have the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its functions, and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any advisors and for the payment of ordinary administrative expenses that are necessary or appropriate in carrying out the Committee's duties.

5.  Meetings
The Committee will meet as often as in its judgment is necessary, but no less frequently than quarterly. The Committee may meet either in person or telephonically and at such times and places as the Committee determines. The Committee shall report regularly to the full Board with respect to its activities. The Committee shall meet separately in executive session, periodically with the Company’s independent auditor, internal auditor, the officer in charge of compliance, the general counsel, and members of management. A majority of the members of the Committee shall constitute a quorum.

Appendix 3

Building Materials Holding Corporation

Compensation Committee Charter

Approved and Adopted November 26, 2002
Amended September 8, 2003
Amended May 1, 2006
Amended November 13, 2006
Amended February 19, 2007

1.    Authority and Mission
The Compensation Committee (the "Committee") is a standing committee of the Board of Directors (the "Board"), which acts on behalf of the Board in setting the general compensation policies of the Company, and makes recommendations to the Board the specific compensation levels for the President and Chief Executive Officer ("CEO") and other executive officers of the Company, including subsidiary senior management, and the compensation of members of the Board. The Compensation Committee also is responsible for administering the Company's stock option plans, supplemental employee retirement plan and such other compensation and retirement plans as the Company may establish from time to time.

2.    Composition
The Committee shall consist of at least three directors appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, who shall be independent, as determined by the Board, under the rules of the New York Stock Exchange. Additionally, members of the Compensation Committee must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, shall designate one of the Compensation Committee members to be Chairperson.

3.    Duties and Responsibilities
Among its duties and responsibilities, the Compensation Committee shall:

(i)	Establish the executive compensation and benefits philosophy and strategy for the Company, in consultation with the Executive Committee.

(ii)	Review and approve compensation programs covering the Company's senior management of BMHC, BMC West, SelectBuild Construction and other acquisitions or subsidiaries that are added to the Company.

(iii)	Review the recommendations of the Company's CEO with respect to the individual compensation for each member of senior management, other than the CEO, and approve such individual compensation.

(iv)	Determine performance measures and, if applicable, goals for measuring corporate performance, for members of senior management other than the CEO of the Company, in consultation with the CEO.

(v)
Review and approve corporate goals and objectives relevant to CEO compensation, and evaluate the performance of the CEO in light of these goals and objectives, in accordance with an evaluation process approved by the Board, in consultation with the Nominating and Corporate Governance Committee. Recommend to the Board compensation performance standards and compensation awards (salary, bonus, stock options and other compensation) for the CEO, based on this evaluation.

(vi)	Approve the Company's incentive-compensation and equity-based plans, including those involving stock or commitments beyond one year, and any amendments to such programs.

(vii)	Approve stock option and other stock incentive awards.

(viii)
Establish policies of the Company regarding structuring compensation programs to preserve tax deductibility and approve insider stock transactions as needed for exemptions from Section 16 of the Securities Exchange Act of 1934.

(ix)
Review and discuss with management the Company's Compensation Disclosure and Analysis ("CD&A") and related disclosures that Securities and Exchange Commission ("SEC") rules require be included in the Company's proxy statement. Recommend to the Board based on review and discussions whether the CD&A should be included in the proxy statement, and prepare the Committee report that SEC rules require be included in the Company's proxy statement.

(x)	Oversee the Company's policies relating to development and retention of able management, including personnel practices, equal employment opportunity practices, education and training programs.

(xi)	Review annually the adequacy of the Committee's Charter and assess the Committee's processes and effectiveness.

(xii)	Review periodically, and make recommendations to the Board regarding, the compensation of directors for service on the Board and its committees, in consultation with the Executive Committee.

(xiii)	Monitor compliance by executive officers and directors with the Company’s stock ownership guidelines.

4. Outside Advisors
The Committee shall have the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its functions, including authority to retain any compensation consultant used to assist the Committee in the evaluation of director, CEO or executive officer compensation, and to approve the fees and other retention terms of any advisors retained by the Committee.

5.    Meetings
The Committee shall meet as often as in its judgment is necessary, but no less frequently than quarterly. The Committee may meet either in person or telephonically and at such times and places as the Committee determines. The Committee shall report regularly to the full Board with respect to its activities. A majority of the members of the Committee shall constitute a quorum.

Appendix 4

Building Materials Holding Corporation

Finance Committee Charter

Approved and Adopted November 16, 2004
Amended February 13, 2006
Amended February 19, 2007

1.  Authority and Mission
The Finance Committee (the “Committee”) is a standing committee of the Board of Directors (the “Board”), which assists the Board in fulfilling its responsibility to monitor and oversee, and to make recommendations to the Board regarding financial needs of the Company; the declaration of dividends or stock repurchases; operating and capital forecasts; and the investor relations and stock listing programs of the Company.

2.  Composition
The Committee shall consist of at least three directors appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, shall designate one of the Finance Committee members to be Chairperson.

3.  Duties and Responsibilities
The Committee’s role is one of oversight. It recognizes that the Company’s management is responsible for developing the long term capital plan for the Company and the negotiation and management of the financial resources of the Company. Among its duties and responsibilities, the Committee shall:

(i)	Make recommendations to the Board regarding equity and debt financing programs, including reviewing and evaluating risk transfer programs such as interest rate hedging.

(ii)	Review with management and make recommendations to the Board regarding the present and future operating and capital needs of the Company, including its subsidiaries.

(iii)	Make recommendations to the Board regarding dividends and share repurchases.

(iv)	Review and make recommendations to the Board regarding the Company’s annual operating budget and capital budgets.

(v)	Review periodic reports by management of the Company’s investor relations program and credit rating agency relationships.

(vi)	Oversee the relationship between the Company and the exchanges on which the Company’s securities are traded.

(vii)	Review periodically the Company’s long range financial forecasts for consistency with the strategic plan and evaluate long term capital structure plans.

(viii)	Make recommendations to the Board regarding material acquisitions or divestitures and perform post acquisition evaluations and reviews.

(ix)	Review material agreements (over $200,000) for consulting services provided to the Company.

(x)	Review plans of operating entities for real estate holdings.

4.  Outside Advisors
The Committee shall have the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its functions, and shall have the authority to approve the fees and other retention terms of any advisors retained by the Committee.

5.  Meetings
The Committee will meet as often as in its judgment is necessary. The Committee may meet either in person or telephonically and at such times and places as the Committee determines. The Committee shall report regularly to the full Board with respect to its activities. A majority of the members of the Committee shall constitute a quorum.

Appendix 5

Building Materials Holding Corporation

Nominating and Corporate Governance Committee Charter

Approved and Adopted February 10, 2003
Amended May 2, 2005
Amended February 19, 2007

1.  Authority and Mission
The Nominating and Corporate Governance Committee (the "Committee") is a standing committee of the Board of Directors (the "Board"), which assists the Board in identifying, screening and recommending qualified candidates to serve as directors of the Company, consistent with criteria approved by the Board; developing and recommending to the Board a set of corporate governance guidelines, and overseeing the corporate governance practices of the Company; and maintaining and overseeing the operations and effectiveness of the Board.

2.  Composition
The Committee shall consist of at least three directors appointed by the Board, who shall be independent, as determined by the Board, under the rules of the New York Stock Exchange. The Board shall designate one of the Nominating and Corporate Governance Committee members to be Chairperson.

3.  Duties and Responsibilities
Among its duties and responsibilities, the Nominating and Corporate Governance Committee shall:

Nomination Functions

(i)	Recommend to the Board candidates for election or reelection to the Board at each Annual Meeting of Shareholders of the Company.

(ii)	Recommend to the Board candidates for election by the Board to fill vacancies occurring on the Board.

(iii)	Assess and make recommendations to the Board regarding the independence of directors and candidates for election to the Board.

(iv)	Consider Board candidates recommended by shareholders.

(v)	Develop and make recommendations to the Board concerning the selection criteria to be used by the Committee in seeking nominees for election to the Board.

(vi)	Identify, review the qualifications of, and recruit qualified candidates to serve on the Board.

Corporate Governance Functions

(vii)	Make recommendations to the Board concerning the structure, composition and functioning of the Board and all Board committees.

(viii)	Recommend members of the Board to serve on the committees of the Board and as Chairpersons of the committees of the Board.

(ix)	Review Board meeting procedures, including the appropriateness and adequacy of the information supplied to directors prior to and during Board meetings.

(x)	Annually review and recommend to the Board changes to the Guidelines on Corporate Governance adopted by the Board, as appropriate.

(xi)	Review and recommend to the Board amendments to the Company's Code of Business Conduct and ethics policies for officers and employees, as appropriate.

Evaluation Functions

(xii)	Develop and oversee the process for evaluating the performance of the Board and its committees.

(xiii)	Review annually the adequacy of the Committee's Charter and assess the Committee's processes and effectiveness.

(xiv)	Evaluate the performance of the CEO in coordination with the Compensation Committee, in accordance with the evaluation process approved by the Board.

(xv)	Conduct an annual review of best practices, and compliance with SEC and NYSE rules and legislative requirements relating to corporate governance matters.

(xvi)	Review any outside directorships in other public companies held by or offered to directors and senior company officials.

(xvii)	Periodically receive and consider recommendations from the CEO regarding succession at the CEO and other senior officer levels.

4.  Outside Advisors
The Committee shall have the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its functions, including authority to retain and terminate any search firm used to identify director candidates, and to approve the fees and other retention terms of any advisors retained by the Committee.

5.  Meetings
The Committee will meet as often as in its judgment is necessary, but no less frequently than quarterly. The Committee may meet either in person or telephonically and at such times and places as the Committee determines. The Committee shall report regularly to the full Board with respect to its activities. A majority of the members of the Committee shall constitute a quorum.

BUILDING MATERIALS HOLDING CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 1, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Mellor, William M. Smartt, and Paul S. Street, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place, and stead of the undersigned to vote as proxy all the stock of the undersigned in Building Materials Holding Corporation.

Please sign and date on the reverse side and mail promptly; or, you may vote your shares by telephone or the Internet by following the enclosed instructions. When voting by proxy or in person, you are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If you do not sign and return a proxy, vote by telephone or the Internet, or attend the meeting and vote by ballot, your shares cannot be voted.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

Annual Meeting of Shareholders of

BUILDING MATERIALS HOLDING CORPORATION

May 1, 2007

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at www.voteproxy.com and follow the on-screen instructions.
Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

Please Detach and Mail in the Envelope Provided

☒ Please mark your votes
   as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

		FOR	WITHHOLD	Nominees: Robert E. Mellor Sara L. Beckman Eric S. Belsky James K. Jennings, Jr. Norman J. Metcalfe David M. Moffett R. Scott Morrison, Jr. Peter S. O’Neill Richard G. Reiten Norman R. Walker
1.	Election of Directors	☐ ALL	☐ ALL		3. Ratify Independent Registered Public Accountants	FOR ☐	AGAINST ☐	ABSTAIN ☐
Instructions: To withhold authority to vote for any individual nominee or nominees, write the name of such nominee or nominee’s name in the space provided below:
______________________________ ___________________________ ___________________________
THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON THESE MATTERS, THEN YOUR SHARES WILL BE VOTED FOR ALL TEN NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

2. Amendment to the 2004 Incentive and Performance Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

Authority is herby given to the proxies identified on the front of this card to vote in their sole discretion upon such other business as may properly come before the meeting or any adjournment thereof.

SIGNATURE(S) _______________________	DATE ______________	SIGNATURE(S) ____________________	DATE _______________

Note: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, partner, etc., please indicate your title as such. If shares held by corporation, sign in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.